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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

LTC Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2015

        The 2015 Annual Meeting of Stockholders of LTC Properties, Inc. will be held on Wednesday, June 3, 2015 at 9:00 a.m., local time, at Four Seasons Hotel, Two Dole Drive, Westlake Village, CA 91362, to conduct the following items of business:

  (1)
  To elect five directors to serve on the Board of Directors for the ensuing year and until the election and qualification of their respective successors;

  (2)
  To approve the 2015 Equity Participation Plan of LTC Properties, Inc.;

  (3)
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal 2015;

  (4)
  To approve, on an advisory basis, the compensation of the named executive officers; and

  (5)
  To transact such other business as may properly come before the meeting.

        Only stockholders whose names appear of record on our books at the close of business on April 17, 2015 are entitled to notice of, and to vote at, such 2015 Annual Meeting or any adjournments of such 2015 Annual Meeting.

By Order of the Board of Directors

PAMELA J. SHELLEY-KESSLER Executive Vice President, Chief Financial Officer and Corporate Secretary

Westlake Village, California
April 24, 2015

IMPORTANT:	Whether or not you plan to attend the 2015 Annual Meeting in person, please vote as promptly as possible (a) via the internet or telephone, if and as instructed by your broker or other nominee holder, or (b) if this proxy statement was mailed to you by completing, dating and signing the enclosed proxy card and mailing it in the accompanying postage paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 3, 2015—the Proxy Statement and the Annual Report are available at
http://www.astproxyportal.com/ast/26002/.

 PROXY STATEMENT

Solicitation

        This proxy statement is furnished to the stockholders of LTC Properties, Inc., a Maryland corporation ("LTC"), in connection with the solicitation of proxies by the Board of Directors ("Board") for use at our 2015 Annual Meeting of Stockholders to be held on Wednesday, June 3, 2015 at 9:00 a.m., local time, at the Four Seasons Hotel, Two Dole Drive, Westlake Village, CA 91362 and at any and all adjournments of our 2015 Annual Meeting. The approximate date on which this proxy statement and the form of proxy are first being sent to our stockholders is April 24, 2015.

        The cost of the solicitation of proxies will be borne by us. In addition to solicitation by mail, our directors and officers, without receiving any additional compensation, may solicit proxies personally, by telephone, by facsimile or electronically. We will request brokers, banks, and other nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of common shares and will reimburse them for their expenses in doing so. We have retained the services of Georgeson Shareholder, Inc. for a fee of $8,000 plus out-of-pocket expenses, to assist in the solicitation of proxies.

        We will provide without charge to any person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission ("SEC"). Such requests should be directed to our Investor Relations Department, at 2829 Townsgate Road, Suite 350, Westlake Village, CA 91361. Our Annual Report also is available on our website at www.LTCreit.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this proxy statement.

Voting Rights

        At the close of business on April 17, 2015, there were 35,540,762 shares of common stock outstanding and eligible for voting at the 2015 Annual Meeting. Only stockholders of record at the close of business on April 17, 2015, are entitled to notice of, and to vote at, the 2015 Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the 2015 Annual Meeting.

Voting of Proxy

        You may vote by attending the 2015 Annual Meeting and voting in person, or you may vote by submitting a proxy. The method of voting by proxy differs depending on whether (1) you are viewing this proxy statement on the internet or receiving a paper copy, and (2) you hold your shares as a record holder or in "street name."

        If you are the record holder of your stock and you are receiving a paper copy of this proxy statement, you may vote by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you.

If you do not have a postage-prepaid envelope, please mail your completed proxy card to the following address: American Stock Transfer and Trust Company, Proxy Department, 6201 15th Avenue, Brooklyn, NY 11219.

        If you hold your shares of common stock in "street name," you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. Please note that, if you hold your shares in "street name" and you wish to vote in person at the 2015 Annual Meeting, you must obtain and present a proxy card issued in your name from your broker, bank or other nominee.

Broker Non-Votes

        If you are a "street name" beneficial owner whose shares are held of record by a broker, the rules of the New York Stock Exchange ("NYSE") require your broker to ask you for instructions on how to vote. If you do not provide voting instructions to your broker, then your broker may only exercise discretionary authority to vote on routine matters. Of the items described in this proxy statement, routine matters consist only of Proposal 3 ratification of independent registered public accounting firm. Your broker may not exercise discretionary authority to vote on non-routine matters. This lack of discretionary authority is called a "broker non-vote." Of the items described in this proxy statement, non-routine matters consist of Proposal 1 election of directors, Proposal 2 approval of the 2015 Equity Participation Plan, and Proposal 4 advisory vote to approve named executive officer compensation. The effect of broker non-votes is set forth in the description of each item in this proxy statement. Despite limitations impacting broker non-votes, your broker can register your shares as being present at the 2015 Annual Meeting for purposes of determining the presence of a quorum.

Majority Voting

        In February 2015, the Board of Directors amended the Bylaws of our company to adopt a majority voting standard for the election of directors. Under this voting standard, once a quorum has been established with respect to an election that is not contested, directors are elected by a majority of the votes cast. This means that the number of shares voted for a director nominee must exceed the number of shares voted against that director nominee. Abstentions and broker non-votes are not counted as a vote cast either for or against a director nominee. If a director standing for reelection is not elected by the requisite majority of the votes cast in an uncontested election, that director must tender his or her resignation, subject to acceptance by the Board. The Nominating and Corporate Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. Within 90 days of certification of the stockholder vote, the Board will publicly disclose its decision and rationale regarding whether it accepted or rejected the resignation or describe what other action it took in response to the tendered resignation. In a contested election, where the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. The election of directors at the 2015 Annual Meeting is uncontested and, therefore, the majority voting standard will apply.

Board of Directors' Recommendations

        The Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

  •
  For the election of each of the Board of Directors' nominees for director;

  •
  For the approval of the 2015 Equity Participation Plan of LTC Properties, Inc.;

  •
  For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015; and

  •
  For the approval of the compensation of the named executive officers, as disclosed in this proxy statement.

Revocability of Proxy

        The giving of a proxy does not preclude the right to revoke the proxy or vote in person should the stockholder giving the proxy so desire.

        If you are a stockholder of record, you have the power to revoke your proxy at any time prior to its exercise by: (a) delivering a written statement to our Investor Relations Department that the proxy is revoked; (b) by delivering to us a later-dated proxy executed by the person executing the prior proxy; or (c) by attending the 2015 Annual Meeting and voting in person.

        If you hold your shares in "street name" through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. Please note that voting in person at the 2015 Annual Meeting will only act to revoke prior voting instructions if you have obtained and present a proxy card issued in your name from your broker, bank or other nominee.

        ALL STOCKHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE VIA (A) THE INTERNET OR TELEPHONE, IF AND AS INSTRUCTED BY YOUR BROKER OR OTHER NOMINEE, OR (B) IF THIS PROXY STATEMENT WAS MAILED TO YOU, BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Code of Ethics

        LTC is committed to having sound corporate governance principles. To that end, we have adopted a Code of Business Conduct and Ethics applicable to the Board of Directors, principal executive officer, principal financial officer, principal accounting officer or controller, and other officers and employees of our company. Our Code of Business Conduct and Ethics is available on our website at www.LTCreit.com. If we amend or waive the Code of Business Conduct and Ethics with respect to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will post the amendment or waiver on our website.

Corporate Governance Guidelines

        To guide us in director independence and other governance matters, we have adopted Corporate Governance Guidelines as required by the NYSE listing standards. The matters addressed in our Corporate Governance Guidelines include Board composition, Board meetings, Board committees, management responsibility, and stock ownership guidelines. A copy of our Corporate Governance Guidelines is available on our website at www.LTCreit.com.

Board Structure and Committee Composition

        The business of LTC is conducted under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead our company by exercising its business judgment to act in what each director reasonably believes to be the best interests of our company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that our company and its performance may benefit. Our Corporate Governance Guidelines contemplate that the Chief Executive Officer shall be nominated annually to serve on the Board.

        Our company currently combines the positions of Chairman of the Board and Chief Executive Officer. Separation of the positions of Chairman and Chief Executive Officer is not mandated by our company's Articles, Bylaws, or Corporate Governance Guidelines. The Board believes that the advisability of having a separate or combined Chairman and Chief Executive Officer is dependent upon the strengths of the individual(s) holding these positions. Wendy L. Simpson, Chairman and Chief Executive Officer, has served as a senior executive and director of our company for more than a decade. She has a deep understanding of our company's historical and current business and financial operations and is able to lead the Board in anticipating and responding to key company developments, challenges, and opportunities. At this time, the Board believes that combining the Chairman and Chief Executive Officer positions provides our company with the right foundation to pursue strategic and operational objectives, while maintaining effective oversight and objective evaluation of the performance of our company. Ms. Simpson does not serve on any outside boards of directors other than LTC, so that she is able to devote her full attention to our company.

        Aside from Ms. Simpson, all members of the Board are independent directors. Our Corporate Governance Guidelines provide that one independent director may be appointed lead independent director. Currently, Boyd W. Hendrickson is the lead independent director. Particularly given that our company combines the positions of Chairman and Chief Executive Officer, the lead independent director serves an important role in our leadership structure. The Board has adopted a Lead Independent Director Charter governing the responsibilities and duties of the lead independent director. A copy of our Lead Independent Director Charter is available on our website at www.LTCreit.com. As set forth in the Lead Independent Director Charter, the lead independent director position serves to enhance Board effectiveness, oversee Board matters, and act as a liaison between the independent directors and the Chairman. The lead independent director position also serves to ensure the independent directors have adequate resources in making decisions. The lead independent director is empowered to approve meeting agendas, meeting schedules and information sent to the Board. The lead independent director also has the authority to call meetings of the independent directors and presides at executive sessions of the independent directors.

        Independent director Edmund C. King's term on the Board will expire directly after the 2015 Annual Meeting. The Board of Directors thanks Mr. King for his many years of service to our company. We expect that, after the 2015 Annual Meeting, four of the five directors of the Board will be independent. Assuming the nominees are reelected as recommended in this proxy statement, the average tenure of the independent directors of the Board following the 2015 Annual Meeting will be 8 years of service.

        The Board annually conducts a self-evaluation to determine whether it and its committees are functioning effectively. This annual performance evaluation is a component of our Corporate Governance Guidelines. The evaluation includes discussions to determine what, if any, actions should be taken to improve the Board's effectiveness.

        The Board has three committees: (1) Audit; (2) Compensation; and (3) Nominating and Corporate Governance. The function of each committee and the membership of the committees currently and during the last year are described below. Each committee operates under a written charter adopted by the Board. All of the committee charters are available on our website at www.LTCreit.com.

        The Board held six meetings in 2014. Each Board member attended 100% of Board and committee meetings in 2014. Our policy is to schedule our annual meeting of stockholders after consulting with each director regarding their availability to help ensure their ability to attend. All Board members attended our 2014 Annual Meeting of Stockholders.

        Each independent director currently serves on each committee. The following table reflects the current composition of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Boyd W. Hendrickson+	*	*	*
Edmund C. King	*	*	*
James J. Pieczynski	*	*	•
Devra G. Shapiro	•	*	*
Wendy L. Simpson
Timothy J. Triche, MD	*	•	*

   + Lead Independent Director                  * Member                  • Chairman

Audit Committee

        The Audit Committee has oversight of all compliance related to financial matters, SEC reporting and auditing. The Report of the Audit Committee of the Board of Directors is on page 31 of this proxy statement. The Audit Committee Charter is available on our website at www.LTCreit.com. The Audit Committee met five times in 2014.

        The Board has determined that each member of the Audit Committee is independent within the meaning of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and NYSE listing standards. The Board also has determined that Ms. Shapiro, Mr. King, and Mr. Pieczynski each qualify as an "audit committee financial expert" as defined by SEC rules and that they each have accounting and related financial management expertise within the meaning of NYSE listing standards. Ms. Shapiro serves as Chairman of the Audit Committee and served in that role throughout 2014.

Compensation Committee

        The Compensation Committee is responsible for overseeing, reviewing, and administering our compensation and benefit practices. The Compensation Committee oversees our general compensation policies, reviews and approves compensation of our executive officers and administers all of our employee benefit plans. The Compensation Committee Charter is available on our website at www.LTCreit.com. The Compensation Committee met three times in 2014.

        The Board has determined that each member of the Compensation Committee is independent within the meaning of NYSE listing standards. Dr. Triche serves as Chairman of the Compensation Committee and served in that role throughout 2014.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at our Annual Meeting of Stockholders or to fill Board vacancies; (ii) overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; (iii) developing, recommending to the Board and overseeing implementation of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics; and (iv) reviewing on a regular basis our overall corporate governance and recommending improvements when necessary. The Nominating and Corporate Governance Committee Charter is available on our website at www.LTCreit.com. The Nominating and Corporate Governance Committee met three times in 2014.

        The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of NYSE listing standards. Mr. Pieczynski serves as Chairman of the Nominating and Corporate Governance Committee and has served in that role since April 2014. Mr. King served as Chairman of the Nominating and Corporate Governance Committee between May 2013 and March 2014.

Communications with the Board

        Stockholders and all other parties interested in contacting the Board, its committees, the independent directors as a group, the lead independent director, or individual directors may send written correspondence to the Audit Committee Chairman of LTC Properties, Inc. at 2829 Townsgate Road, Suite 350, Westlake Village, California 91361. All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to our company.

Consideration of Director Nominees

        The Board is responsible for the selection of candidates for the nomination or appointment of all Board members. The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, recommends candidates for election to the Board and considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from Nominating and Corporate Governance Committee members, directors and members of management. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our company's Bylaws relating to stockholder nominations as described below. Since 2014, there have been no material changes to the procedures by which stockholders may recommend nominees. Stockholders may submit recommendations in writing addressed to the Nominating and Corporate Governance Committee, LTC Properties, Inc., 2829 Townsgate Road, Suite 350, Westlake Village, CA 91361.

        Stockholders may directly nominate persons for director only by complying with the procedure set forth in our company's Bylaws, which in summary requires that the stockholder submit the names of such persons in writing to our Corporate Secretary not less than 60 days nor more than 150 days prior to the first anniversary of the date of the preceding year's Annual Meeting. The nominations must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director and as to the stockholder giving the notice (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of our capital stock which are beneficially owned by such person on the date of such stockholder notice, (d) such nominee's consent to serve as a director if elected and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on our books, of such stockholder to be supporting such nominees and (b) the class and number of shares of our capital stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

        Once a prospective nominee has been identified, by either the Nominating and Corporate Governance Committee or proposed by a stockholder, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective candidate. This initial determination would include whatever information is provided with the recommendation of the prospective candidate and the Nominating and Corporate Governance Committee's own knowledge of the prospective candidate. The Nominating and Corporate Governance Committee may make inquiries of the person making the recommendation or of others regarding the qualifications of the prospective candidate. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board. The Board's policy is to encourage selection of directors who will contribute to our overall corporate goals and to the discharge of the Board's responsibility to our stockholders. The Nominating and Corporate Governance Committee may, at the request of the Board from time to time, review the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. Board members are expected to prepare for, attend and participate in meetings of the Board and the committees on which they serve; therefore, a prospective candidate must have the ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties as a Board member.

        The Nominating and Corporate Governance Committee may conduct interviews with prospective nominees in person or by telephone. After completing the evaluation and interviews, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. As part of its periodic review of the composition of the Board, the Nominating and Corporate Governance Committee considers whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee does not have formal objective criteria for determining the amount of diversity needed or present on the Board. Instead, the Nominating and Corporate Governance Committee seeks to have a Board with a diversity of background and experience.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company.

        To our knowledge, based solely on review of the copies of such reports and written representations that no other reports were required, for the year ended December 31, 2014 all directors, executive officers and persons who beneficially own more than 10% of our common stock have complied with the reporting requirements of Section 16(a); except that one report, covering one transaction, was filed late for Mr. King.

PROPOSAL 1
ELECTION OF DIRECTORS

        Five directors will be elected at the 2015 Annual Meeting of Stockholders. Each person elected as director will hold office until the 2016 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

        In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Boyd W. Hendrickson, James J. Pieczynski, Devra G. Shapiro, Wendy L. Simpson, and Timothy J. Triche for election as director. Each nominee is currently a director of our company. The five director nominees, their business experience, and specific qualifications, attributes, or skills to serve as director, are set forth below:

Boyd W. Hendrickson Director since 2005 Age 70	Mr. Hendrickson served as the Chief Executive Officer of Skilled Healthcare Group, Inc. ("SHG") from April 2002 through November 2013. From November 2013 through December 2014, Mr. Hendrickson served as a consultant to SHG. Mr. Hendrickson also served as a Member of the Board of Directors of SHG from August 2003 through November 2013, including as Chairman of the Board of Directors of SHG from December 2005 through November 2013. SHG was a publicly-traded company with subsidiaries that own and operate skilled nursing and assisted living facilities. In February 2015, SHG was acquired by Genesis HealthCare, Inc. Prior to joining SHG, Mr. Hendrickson was the President and Chief Executive Officer of Evergreen Healthcare, LLC, an operator of long-term health care facilities, from January 2000 through April 2002. Additionally since 2005, Mr. Hendrickson has served as a managing member of Executive Search Solutions, LLC, a provider of recruiting services to the health care services industry. Mr. Hendrickson is a member of the Board of Directors of Earthling Interactive, a private software development company, and is a former member of senior management and the Boards of Directors of Beverly Enterprises, Inc. and Hallmark Health Services.

Mr. Hendrickson's prior service as an independent director of LTC, past executive and director experience with other public companies, and his multi-decade involvement in the understanding of the health care industry led the Board to conclude he should be nominated to serve another term as director.

James J. Pieczynski Director since 2014 Age 52	Mr. Pieczynski is currently the President of the CapitalSource division of Pacific Western Bank and is a member of the board of directors of Pacific Western Bank and PacWest Bancorp. Prior to that he was a member of the Board of Directors of CapitalSource, Inc. ("CSE") from January 2010 until April 2014 when CSE was acquired by PacWest Bancorp. Mr. Pieczynski served as Chief Executive Officer from January 2012 until the acquisition in April 2014. CSE was a publicly-held bank providing commercial loans to small and middle-market businesses nationwide and depository products and services in southern and central California. Mr. Pieczynski previously served as CSE's Co-Chief Executive Officer from January 2010 through December 2011, CSE's President—Healthcare Real Estate Business from November 2008 until January 2010, and CSE's Co-President—Healthcare and Specialty Finance from January 2006 until November 2008. Additionally, Mr. Pieczynski served as an executive officer of our company from 1994 to 2001, and as a member of the Board of Directors of LTC from 1997 to 2001.

Mr. Pieczynski's prior service as an executive officer and director of LTC, his recent position as Chief Executive Officer of a public financial company, his years of experience in financial and executive positions with health care companies, and his expertise in accounting, financial reporting and controls led the Board to conclude that he should be nominated to serve as director.
Devra G. Shapiro Director since 2009 Age 68
Ms. Shapiro served as Chief Financial Officer of IPC Healthcare, Inc. ("IPC") from the time she joined IPC in March 1998 through October 2011. From 2011 to her retirement in 2014, she served as IPC's Chief Administrative Officer. IPC is a publicly-traded national physician group practice company focused on the delivery of acute and post-acute hospitalist medicine services. Prior to joining IPC, Ms. Shapiro held chief financial officer and other executive financial positions with several health care companies and was in the health care practice of an international accounting firm for 11 years. Formerly, Ms. Shapiro was with Arthur Andersen & Company.

Ms. Shapiro's prior service as an independent director of LTC, her sixteen years prior experience as a senior executive of a public health care company, her many years of experience in financial and executive positions with health care companies and in public accounting, and her expertise in accounting, financial reporting and controls led the Board to conclude that she should be nominated to serve a another term as director.

Wendy L. Simpson Director since 1995 Age 66	Ms. Simpson was appointed Chairman of the Board of Directors of LTC in August 2013 and has served as Chief Executive Officer and President since March 2007. She also served as Chief Financial Officer from July 2000 through March 2007, Treasurer from January 2005 through March 2007, and President and Chief Operating Officer from October 2005 through March 2007. She also was Vice Chairman of the Board from April 2000 through October 2005.

Having served as a senior executive officer of LTC for more than a decade, including currently as Chairman, Chief Executive Officer and President, Ms. Simpson brings a deep understanding of our company's historical and current business and financial operations. Additionally, our Corporate Governance Guidelines contemplate that our Chief Executive Officer shall be nominated to serve on the Board of Directors. These factors, and Ms. Simpson's prior service as director of LTC, led the Board to conclude that she should be nominated to serve another term as director.
Timothy J. Triche, MD Director since 2000 Age 70
Dr. Triche has been the Director of the Center for Personalized Medicine at Children's Hospital Los Angeles since July 2010 and previously served as the Chairman of the Department of Pathology and Laboratory Medicine at Children's Hospital Los Angeles since 1988. He has also been a Professor of Pathology and Pediatrics at the University of Southern California Keck School of Medicine in Los Angeles, California since 1988. He also serves on the Board of Directors of Novelix Pharmaceuticals, Inc., a private biotechnology company, NanoValent Pharmaceuticals, Inc., a private nanotechnology company, GenomeDx, a private biotechnology company, Lifecode, Inc. (f/k/a Silicon Valley Biosystems), a private biotechnology company, and Sanguine BioSciences, a private biomedical research company.

Dr. Triche's prior service as an independent director of LTC, current and past executive and director experience with other health care companies, and his overall background in the health care industry led the Board to conclude he should be nominated to serve another term as director.

        If any nominee becomes unavailable to serve as a director for any reason (which event is not anticipated), the shares of common stock represented by proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

Required Vote and Recommendations

        As described under "Majority Voting" on page 2 of this proxy statement, a majority of the votes cast is required for the election of each director in an uncontested election, which is the case at the 2015 Annual Meeting. A majority of the votes cast means that the number of votes cast FOR a nominee must exceed the number of votes cast AGAINST that nominee. For purposes of the vote on Proposal 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum for Proposal 1. Properly executed and unrevoked proxies will be voted FOR the Board's nominees unless contrary instructions or an abstention are indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF
THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR.

PROPOSAL 2
APPROVAL OF THE 2015 EQUITY PARTICIPATION PLAN OF LTC PROPERTIES, INC.

        On March 16, 2015, the Board of Directors approved, subject to stockholder approval, The 2015 Equity Participation Plan of LTC Properties, Inc. ("2015 Equity Participation Plan" or "2015 Plan"), under which 1,400,000 shares of our common stock (approximately 3.9% of the outstanding shares as of April 17, 2015) will be reserved for issuance. The 2015 Equity Participation Plan will not become effective until it is approved by our stockholders. The Board is asking our stockholders to approve the 2015 Equity Participation Plan so that we may issue to independent directors, key employees and consultants awards that are linked to the value of our common stock. The 2015 Equity Participation Plan will replace the 2008 Equity Participation Plan ("2008 Plan"). If the 2015 Plan is not approved, we intend to continue to grant stock awards under the 2008 Plan to the extent we were authorized to grant such awards when the plan was approved.

        The Board of Directors believes that equity ownership provides an important link between the interests of our stockholders and our executives, managers and key employees by rewarding the creation of long-term stockholder value. The Board believes that our ability to grant equity awards has helped us attract, retain and motivate talented professionals with superior leadership capabilities. As described in the Executive Compensation Discussion and Analysis section of this proxy statement, equity awards are a key component of our compensation program and constitute a significant portion of our executive officers' total compensation.

        In recommending approval of the 2015 Plan, the Board of Directors asks that stockholders also consider the following factors:

We Manage Our Equity Award Use Carefully

        We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Board of Directors carefully monitors our total dilution and annual equity grant rate ("burn rate"), and our company has followed a responsible approach to equity based compensation in the past.

        As of December 31, 2014, the total number of shares subject to outstanding awards under the 2008 Plan was 244,168 shares, or 0.71% of our basic weighted average shares outstanding. With the proposed increase of 1,400,000 shares in the 2015 Plan, a total of 1,644,168 shares or 4.75% of basic weighted average shares outstanding as of December 31, 2014 will be outstanding or available for issuance through the 2015 Plan.

        As shown in the following table, our company's three year average burn rate is 0.24%.

Key Equity Metric	2012	2013	2014	3-year average

Total number of shares granted	90,500	34,400	110,000	78,300
Basic Wtd. Avg. Shares Outstanding	30,238,000	33,111,000	34,617,000	n/a
Burn rate(1)	0.30%	0.10%	0.32%	0.24%

(1)
Burn rate is calculated by dividing the total number of shares granted each fiscal year by the basic weighted average shares outstanding for the period.

        Additionally, if each equity award is counted as a "full-value" award subject to a multiplier of 3.0, consistent with the methodology employed by certain proxy advisory firms, the three year average "adjusted burn rate" is 0.69%, well below the burn rate "cap" of 2.71% applied to our industry.

Key Features of the 2015 Plan Reflect Use of Compensation and Governance Best Practices

        The proposed 2015 Plan includes new and continued provisions designed to protect our stockholders' interests and reflect corporate governance best practices, including:

  •
  Repricing is not allowed. Both the 2008 Plan and the 2015 Plan prohibit the repricing of awards without shareholder approval.

  •
  Double-trigger vesting upon a Change in Control. The 2015 Plan generally provides that, unless provided otherwise in an employment or award agreement, awards will fully vest upon separation from service within 12 months following a change in control of our company.

  •
  Clawback feature. The 2015 Plan includes a clawback provision in the event of certain restatements of our company's financial results.

  •
  Annual award limits for employees and directors. The 2015 Plan includes limits on the number of shares that may be awarded to an individual in a given year.

  •
  Performance-based awards. The 2015 Plan allows for issuing performance-based awards, including awards intended to qualify as performance-based under Internal Revenue Code ("IRC") Section 162(m).

  •
  No discounted stock options or stock appreciation rights. Both the 2008 Plan and the 2015 Plan provide that all stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our stock on the date of grant.

  •
  Administrator independence. The Compensation Committee, comprised solely of independent non-employee directors, administers the plan.

Description of the 2015 Equity Participation Plan

        The following is a description of the purpose and a summary of the provisions of the 2015 Plan. The summary is qualified in its entirety by reference to the complete text of the 2015 Plan, which is attached hereto as Appendix B.

        General.    The 2015 Plan permits us to issue stock options, restricted stock, restricted stock units, performance awards, dividend equivalents, deferred stock, stock payments and stock appreciation rights to independent directors, key employees (including officers who are directors) and consultants. The 2015 Plan does not permit the repricing of stock options or stock appreciation rights without approval of our stockholders or the granting of discounted stock options or stock appreciation rights.

        Purpose.    The purpose of the 2015 Plan is three-fold:

  •
  To provide an additional incentive for independent directors, key employees and consultants to whom awards are granted to further the growth, development and financial success of LTC by personally benefiting through the ownership of our common stock and/or rights the value of which is tied to the value of our common stock or that are linked to LTC's growth;

  •
  To enable LTC to obtain and retain the services of independent directors, key employees and consultants to whom awards are granted by offering them an opportunity to own LTC common stock and/or to benefit from rights the value of which is tied to the value of our common stock or that are linked to LTC's growth, development and financial success; and

  •
  To encourage independent directors, key employees and consultants to whom awards are granted to contribute materially to LTC's growth, development and financial success, thereby benefiting LTC's stockholders, and aligning the economic interests of the participants with those of the stockholders.

        Administration of the 2015 Plan.    The Board has the authority and the discretion under the 2015 Plan to grant awards to independent directors and to administer those awards. The Compensation Committee of the Board of Directors has the authority and the discretion under the 2015 Plan to issue awards to key employees and consultants and to administer those awards. The term "Grantor" as used in this summary refers to the Board, with respect to awards to independent directors, and to the Compensation Committee, with respect to awards to key employees and consultants. Except as expressly limited by the 2015 Plan, the authority of the Grantor includes the authority to determine the timing of awards, to select the recipients of awards, and to determine the terms of each award, including, among other things, any modifications of awards, applicable restrictions, termination and vesting conditions, provided however, that to the extent vesting provisions are addressed by an employment agreement, such employment agreement controls.

        The Compensation Committee is comprised solely of non-employee directors of the Board.

        Number of Shares Available for Issuance.    The aggregate number of shares of common stock which may be issued upon exercise of options or in connection with other awards under the 2015 Plan shall not exceed One Million Four Hundred Thousand (1,400,000). No individual may be granted in any calendar year stock options, restricted stock, restricted stock units, performance awards, deferred stock, stock payments and independent stock appreciation rights representing more than 200,000 shares of common stock, or a number of dividend equivalents that exceed the number of stock appreciation rights, deferred stock awards and performance awards payable in common stock granted in such calendar year. The Compensation Committee or the Board may adjust the aggregate 1,400,000 limit and the individual 200,000 limit if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.

        Types of Awards.    The 2015 Plan provides for the issuance of incentive stock options to our key employees and nonqualified stock options, restricted stock, restricted stock units, performance awards, dividend equivalents, deferred stock, stock payments and stock appreciation rights to our non-employee directors, key employees and consultants. Rights to awards may be contingent on the satisfaction of performance criteria ("Performance Criteria") determined by the Grantor, including but not limited to net income; performance of investments; cash flow; earnings per share; return on equity; return on invested capital or assets; total shareholder return; cost reductions or savings; funds from operations; adjusted funds from operations; funds available for distribution; appreciation in the fair market value of common stock; earnings before one or more of the following items: interest, taxes, depreciation and/or amortization; new investments; and credit metrics. Additionally, to the degree consistent with the U.S. Internal Revenue Code ("Code"), such Performance Criteria may be calculated without regard to extraordinary, unusual and/or non-recurring items.

        Stock Options.    The 2015 Plan provides for two types of stock options: incentive stock options and non-qualified stock options. The differences between incentive stock options and non-qualified stock options relate mainly to their tax treatment under the Code (see "U.S. Tax Consequences" below). A stock option gives the holder the right to receive a designated number of shares of our common stock during the period that the option is exercisable upon payment of the exercise price for the stock options, subject to the terms and conditions that the Grantor, in its sole discretion, shall determine at the time the award is made. The per share exercise price of an option that is granted to a key employee or consultant may not be less than the fair market value of our common stock on the date of grant of the option, except for incentive stock options granted to 10% stockholders, in which case the per share exercise price must be at least 110% of the fair market value of our common stock on the date of grant. Incentive stock options must expire no later than the tenth anniversary of the date of grant, except for incentive stock options granted to 10% stockholders, which may expire no later than the fifth anniversary of the date of grant.

        Unless otherwise specified by the Grantor or in an employment agreement, all options granted to key employees and consultants become vested upon a separation of service without cause or for good reason following a change in control (see "Change in Control" below).

        Restricted Stock.    A restricted stock award is an award of shares of our common stock for consideration or without consideration, subject to the vesting and other terms and conditions that the Grantor, in its sole discretion, shall determine at the time the award is made. Restricted stock for which the holder paid no consideration is forfeited to LTC if the independent director, key employee or consultant to whom it was awarded terminates service prior to the end of the vesting period determined by the Grantor. However, unless otherwise provided by the Grantor, such restricted stock will not be forfeited if the termination follows a change in control (see "Change in Control" below) or is due to death or disability. Restricted stock for which the holder paid consideration may be repurchased by LTC at a price equal to the price paid by the holder, if the independent director, key employee or consultant to whom it was awarded terminates service prior to the end of the vesting period, except that the Grantor may provide that no such right exists if the termination follows a change in control (see "Change in Control" below) or is due to death or disability. The vesting of restricted stock may be subject to satisfaction of company performance goals, individual performance goals and one or more of the Performance Criteria.

        Unless otherwise specified by the Grantor or in an employment agreement, all shares of restricted stock become vested upon a separation of service without cause or for good reason following a change in control (see "Change in Control" below).

        Restricted Stock Unit.    A restricted stock unit entitles the holder to receive a share of our common stock upon the terms and conditions set forth in the 2015 Plan and the applicable award agreement. A restocked stock unit is subject to the terms and conditions that the Grantor, in its sole discretion, shall determine at the time the award is made. A holder of a restricted stock unit shall possess no ownership rights with respect to our common stock unless and until the unit is converted to common stock. Dividend equivalents may be earned by holders of restricted stock based on dividends declared on our common stock, to be credited as of dividend payment dates.

        Unless otherwise specified by the Grantor or in an employment agreement, all restricted stock units become vested upon a separation of service without cause or for good reason following a change in control (see "Change in Control" below).

        Stock Appreciation Rights.    A stock appreciation right entitles the holder to a payment in cash or shares of our common stock equal to the excess of the fair market value of the number of shares of our common stock underlying the stock appreciation right as of the date the stock appreciation right is exercised over such fair market value as of the date the stock appreciation right is granted. A stock appreciation right is subject to the terms and conditions that the Grantor, in its sole discretion, shall determine at the time the award is made. The 2015 Plan provides for two types of stock appreciation rights: coupled stock appreciation rights and independent stock appreciation rights. A coupled stock appreciation right is related to a stock option, is exercisable only when and to the extent that the stock option is exercisable and is exercised when the holder surrenders the related unexercised stock option. An independent stock appreciation right is not related to an option. Unless the Grantor determines otherwise, an independent stock appreciation right is exercisable only while the recipient is an independent director, key employee or consultant.

        Performance Awards.    A performance award represents the right to receive a payment in cash or shares of our common stock subject to satisfaction of specific performance criteria, including one or more of the Performance Criteria. A performance award is payable only while the holder is an independent director, key employee or consultant, except that the Grantor may provide that a performance award is payable upon a separation of service without cause or for good reason following a change in control (see "Change in Control" below).

        Dividend Equivalents.    Dividend equivalents are granted in conjunction with stock appreciation rights, deferred stock or performance awards. A dividend equivalent represents the right to receive payments in cash or shares of our common stock in the amount of the dividend paid on a share of our common stock between the date that such an award is granted and the date such an award is exercised, vests or expires. Payment of a dividend equivalent may not be related to or contingent upon the exercise of a stock appreciation right. A dividend equivalent is payable only while the holder is an independent director, key employee or consultant, except that the Grantor may provide that a dividend equivalent is payable upon a separation of service without cause or for good reason following a change in control (see "Change in Control" below).

        Stock Payments.    A stock payment award represents the right to receive a share of our common stock, subject to the terms and conditions that the Grantor, in its sole discretion, shall determine at the time the award is made, which may include satisfaction of one or more of the Performance Criteria. A stock payment is payable only while the holder is an independent director, key employee or consultant, except that the Grantor may provide that a stock payment is payable upon a separation of service without cause or for good reason following a change in control (see "Change in Control" below).

        Deferred Stock.    A deferred stock award represents the right to receive one share of our common stock in the future, subject to the terms and conditions that the Grantor, in its sole discretion, shall determine at the time the award is made, which may include satisfaction of one or more of the Performance Criteria. A deferred stock award is payable only while the holder is an independent director, key employee or consultant, except that the Grantor may provide that a deferred stock award is payable upon a separation of service without cause or for good reason following a change in control (see "Change in Control" below).

        Adjustments for Changes in Capitalization.    If the Grantor determines that a dividend, recapitalization, stock split, merger, consolidation, or other similar corporate transaction or event, equitably requires an adjustment, then the Grantor shall adjust any or all of:

  •
  the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded;

  •
  the number and kind of shares of common stock (or other securities or property) subject to outstanding awards; and

  •
  the grant or exercise price with respect to any outstanding option or stock appreciation right.

        Change in Control.    As described above, an independent director's, key employee's or consultant's rights in an award may vest upon a "change in control." "Change in control" shall mean a change in ownership or control of LTC effected through any of the following transactions:

  •
  any person or related group of persons (other than LTC or a person that directly or indirectly controls, is controlled by, or is under common control with, LTC) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of securities of LTC representing 30% or more of the combined voting power of LTC's then outstanding securities;

  •
  the stockholders of LTC approve a merger or consolidation of LTC with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of LTC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of LTC or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of LTC (or similar transaction) in which no person, directly or indirectly, becomes the beneficial owner of securities representing 30% or more of the combined voting power of LTC's then outstanding securities shall not constitute a Change in Control;

  •
  the stockholders of LTC approve a plan of complete liquidation of LTC or an agreement for the sale of disposition by LTC of all or substantially all of LTC's assets; or

  •
  a majority of the members of the Board of Directors of LTC cease to be, as of any date of determination, a member of the Board who (i) was a member of such Board on the date of the 2015 Plan was approved by the stockholders, or was nominated for election or elected to the Board with the approval of a majority of the members of the Board at the time of such nomination or election.

        Amendment and Termination.    The 2015 Plan may be terminated by the Board at any time. The Board may amend the 2015 Plan (and the awards issued thereunder), but may not, without prior approval of the stockholders:

  •
  increase the maximum number of shares of common stock that may be issued under the 2015 Plan; or

  •
  take any other action that requires stockholder approval to comply with any tax, regulatory or stock exchange requirements.

        U.S. Tax Consequences.    The following brief description, which is based on existing law, sets forth certain of the federal income tax consequences of the grant of awards under the 2015 Plan. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the 2015 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

        Non-Qualified Stock Options.    An independent director, key employee or consultant who is granted a non-qualified stock option will not recognize taxable income at the time the stock option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and LTC will receive a corresponding Federal income tax deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the stock option is exercised.

        Incentive Stock Options.    An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of LTC or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

        If the optionee satisfies both the employment rule and the holding rule, the optionee will not be subject to income taxation upon exercise of the stock option and LTC will not be allowed an income tax deduction at any time. Instead, upon subsequent disposition of the shares acquired upon exercise of the option (and assuming the holding rule has been satisfied) the optionee will recognize a long-term capital gain or a long-term capital loss with respect to the difference between the option exercise price and the amount realized upon disposition of the shares.

        If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the stock option was exercised). If, however, the sale price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sale price over the option exercise price. In both situations, the tax deduction allowable to LTC is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, LTC is not required to withhold any Federal income tax in the event of a disqualifying disposition.

        Different consequences may apply for an optionee subject to the alternative minimum tax.

        Restricted Stock.    An independent director, key employee or consultant who is granted restricted stock generally will not recognize taxable income at the time the restricted stock is granted. Instead, a restricted stockholder will recognize ordinary taxable income when the stock is no longer subject to a substantial risk of forfeiture and LTC will receive a corresponding Federal income tax deduction at that time. However, a restricted stockholder may file with the IRS a "section 83(b) election" when he or she receives the restricted stock, as a result of which he or she will recognize taxable ordinary income when the stock is granted. Upon subsequent disposition of the shares, the restricted stockholder will recognize capital gain or loss, long-term or short-term, depending on the length of time the shares are held after the date of grant.

        Stock Appreciation Rights.    An independent director, key employee or consultant will not realize taxable income upon the award of stock appreciation rights. Upon the exercise of stock appreciation rights, any cash received and the fair market value on the exercise date of any shares of common stock received would constitute ordinary income to the participant, and LTC would be entitled to a deduction in the amount of such income at the time of exercise.

        Performance Awards, Restricted Stock Units, Dividend Equivalents, Deferred Stock and Stock Payments.    An independent director, key employee or consultant normally will not realize taxable income upon the award of performance awards, restricted stock units, dividend equivalent awards, deferred stock awards or stock payment awards. When the conditions and requirements established with respect to such an award have been satisfied and the payment amount determined, any cash and the fair market value of any shares of our common stock received will constitute ordinary income to the participant in the year in which paid or when no longer subject to a substantial risk of forfeiture, and LTC will be entitled to a deduction in the same amount.

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer, to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation which is not considered to be performance-based. Compensation is considered to be performance-based if it is paid pursuant to a plan that is approved by stockholders at least once every five years and it satisfies certain other requirements.

        By approving the 2015 Plan, stockholders also will be approving the eligibility of executive officers and others to participate, the per-person limitations, and the general business criteria on which performance objectives for performance-based awards may be based. The 2015 Plan imposes per-person limitations as described under "Number of Shares Available for Issuance" above.

        Compensation paid by us in connection with restricted stock, restricted stock units, performance awards, dividend equivalent awards, deferred stock awards or stock payment awards granted to a key employee covered by Section 162(m) may be taken into account for purposes of the $1 million limitation unless the individual award is specifically designed to comply with Section 162(m)'s performance-based exemption. In order to satisfy Section 162(m)'s performance-based exemption, payment of the award must be contingent on the satisfaction of objective performance goals established in writing by a committee comprised solely of two or more outside directors (such as the Compensation Committee) no later than 90 days after the beginning of the applicable performance period and not later than 25% of the performance period has elapsed. The performance goals must be stated by the committee as specific amounts of, or specific changes in, one or more of the Performance Criteria with respect to LTC or any subsidiary. The 2015 Plan permits the Compensation Committee to specify any reasonable definition of the financial measures it uses, to make reasonable adjustments to such measures, and to include or exclude certain items. Within a reasonable time after the close of a performance period, the committee must determine whether the performance goals for that performance period have been met. The committee may not exercise discretion to increase any amount intended to qualify as performance-based under Section 162(m).

        Compensation deemed paid by LTC in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights granted under the 2015 Plan qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of outside directors such as the Compensation Committee. We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by us without limitation under Section 162(m) of the Internal Revenue Code.

        A number of other requirements must be met in order for particular compensation to qualify as performance-based under Section 162(m). There can be no assurance that compensation resulting from awards intended to qualify under Section 162(m) will in fact be fully deductible under all circumstances. Additionally, the 2015 Plan authorizes the grant of awards that will not qualify as performance-based. Compensation paid as a result of any such awards may be subject to the cap on deductibility under Section 162(m) if it and other non-performance-based compensation exceed $1 million in a given year.

        Because the Compensation Committee and the Board have discretion to determine the amount and types of awards to be granted under the 2015 Plan, all of the benefits that will be received in the future by participants are not readily determinable, but in no case will the awards granted annually exceed the limitations set forth in the 2015 Plan.

        Impact of Section 409A.    Section 409A of the Internal Revenue Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, "deferred compensation" is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is "vested" on the date that the participant's right to receive the amount is no longer conditioned on the participant's performance of substantial future services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.

        Options, stock appreciation rights, restricted stock units, and restricted stock awarded under the 2015 Plan are designed to be exempt from the requirements of Section 409A. Other awards granted under the plan may be subject to Section 409A, unless the terms of the award satisfy an exemption from Section 409A. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

        Clawback.    In the event that a mandatory restatement of LTC's financial results occurs and is released to the public at a time when LTC's securities are traded on any U.S. securities exchange (a "Restatement"), and the Restatement is attributable to misconduct or wrongdoing by a holder of an award and such holder has received payment or benefits under the 2015 Plan (whether cash or non-cash) within three years preceding the date of the issuance and release of such Restatement, and the amount of such payment or benefits under the 2015 Plan has been calculated and awarded pursuant to a specific financial formula, and such payment or benefits would have been diminished based on the restated financial results had the financial formula pursuant to which the payment or benefits for which an award has been calculated been applied to the restated financial restates (the amount of such diminution, is the "Clawback Amount"), then, upon written demand from LTC setting forth the basis for such demand, the holder shall remit to LTC the Clawback Amount less the amount of any taxes paid or payable by the holder in respect of such bonus or share grant with certain exceptions.

Required Vote and Recommendation

        Stockholder approval of the 2015 Equity Participation Plan is required (i) under the rules of the New York Stock Exchange for listing the shares of common stock reserved under the 2015 Equity Participation Plan and (ii) under the Internal Revenue Code of 1986, as amended, in order for options granted under the 2015 Equity Participation Plan to be considered "incentive stock options" and for awards to qualify as "performance-based" for purposes of Code Section 162(m). The affirmative vote of a majority of all the votes cast at the meeting, provided that the total votes cast represent over 50% in interest of all shares entitled to vote, is required to approve the 2015 Equity Participation Plan as set forth in this Proposal 2. For purposes of the vote on Proposal 2, any abstention will have the effect of a vote against the proposal and broker non-votes will not be treated as votes cast for such purpose and therefore any broker non-vote will have the effect of a vote against Proposal 2 unless the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on Proposal 2. If the total votes cast on Proposal 2 represent over 50% in interest of all shares entitled to vote on the proposal, then broker non-votes will have no effect on the result of the vote. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
2015 EQUITY PARTICIPATION PLAN

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit LTC's consolidated financial statements for the year ending December 31, 2015. Ernst & Young LLP served as our independent registered public accounting firm during 2014 and also provided certain tax services as described in the Independent Registered Public Accounting Firm Fees and Services section of this proxy statement. A representative of Ernst & Young LLP is expected to be present at the 2015 Annual Meeting.

        Although ratification is not required by our company's Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Required Vote and Recommendation

        Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and this will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 3. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS LTC'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 4
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to express their views on named executive officer compensation. As previously reported in the Current Report on Form 8-K that we filed with the SEC on June 3, 2011, the Board of Directors has determined that LTC will hold a nonbinding, advisory "say-on-pay" vote every year to approve named executive officer compensation until the next required advisory vote on the frequency of such vote, which will occur no later than the 2017 Annual Meeting of Stockholders.

        As described in the Executive Compensation Discussion and Analysis ("CD&A") section of this proxy statement, we seek to align compensation of our executives with our overall performance as well as the individual performance of each executive. As noted in the CD&A section, our 2014 financial performance was characterized by growth in assets, growth in revenues, and increased liquidity. As also described in the CD&A section, we implemented a new Annual Cash Bonus Incentive Plan in 2014 for which 50% of the bonus opportunity for participating executives was based on achievement of performance goals.

        Our compensation programs are designed to attract and retain executives responsible for our company's success and are administered in the long-term interests of our company and our stockholders. In connection with services provided in 2014, approximately 61% of total named executive officer compensation was in the form of long-term incentive awards. In 2014, we also entered into new employment agreements with senior executives to reflect changes that proxy advisory services generally believe are more consistent with compensation best practices.

        Please see the CD&A (and in particular its "Executive Summary" on page 20) and the Summary Compensation Table sections of this proxy statement for further details regarding our executive compensation decisions for 2014 and how our compensation program for executives is structured to support and reward our annual and long-term financial performance as an organization.

        Pursuant to the resolution below, we are asking our stockholders to indicate their support for named executive officer compensation. The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of the named executive officers, as described in the CD&A and accompanying tables.

        Accordingly, stockholders are being asked to vote on the following resolution at the 2015 Annual Meeting:

    "RESOLVED, that the stockholders of LTC Properties, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in LTC Properties, Inc.'s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the summary compensation table, and the other related tables and disclosure."

Required Vote and Recommendation

        Because the vote is advisory, it is not binding on our company, the Board of Directors, or the Compensation Committee of the Board of Directors. The Board and the Compensation Committee will take into account the outcome of the vote, however, when designing future executive compensation programs.

        For purposes of the vote on Proposal 4, abstentions and broker non-votes will not be counted as votes cast and this will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 4. Properly executed, unrevoked proxies will be voted FOR Proposal 4 unless a vote against Proposal 4 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS,
AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

Wendy L. Simpson Chief Executive Officer and President Age 66	Wendy L. Simpson has been a director of our company since 1995, Vice Chairman from April 2000 through October 2005, Chief Financial Officer from July 2000 through March 2007, Treasurer from January 2005 through March 2007, President and Chief Operating Officer from October 2005 through March 2007 and Chief Executive Officer and President from March 2007 through August 2013. In August 2013, Ms. Simpson was appointed Chairman of the Board of Directors.
Pamela J. Shelley-Kessler Executive Vice President, Chief Financial Officer and Corporate Secretary Age 49
Pamela J. Shelley-Kessler joined our company as Vice President and Controller in July 2000. In March 2007 she was appointed Senior Vice President and Chief Financial Officer. In December 2010 she was promoted to Executive Vice President. Prior to joining our company Ms. Shelley-Kessler was the Corporate Controller for a privately held commercial and multifamily real estate developer and the Director of Financial Reporting for a Southern California apartment REIT. Formerly she was with Ernst &Young LLP.
Clint B. Malin Executive Vice President and Chief Investment Officer Age 43
Clint B. Malin joined our company as Vice President and Chief Investment Officer in May 2004. In December 2010 he was promoted to Senior Vice President. In June 2012 he was promoted to Executive Vice President. Mr. Malin was employed by Sun Healthcare Group, Inc., ("Sun") a nationwide operator of long-term health care facilities from 1997 through 2004. During his tenure at Sun, Mr. Malin was promoted to Vice President of Corporate Real Estate.
Brent P. Chappell Senior Vice President, Investment and Portfolio Management Age 50
Brent P. Chappell joined our company as Vice President, Investment and Portfolio Management in June 2013. In June 2014, he was appointed Senior Vice President. Mr. Chappell was employed by Nationwide Health Properties, Inc. ("NHP,"), which was acquired by Ventas, Inc. in July 2011, as Vice President, Portfolio Management from March 2006 through February 2012. Prior to joining NHP, Mr. Chappell was Director, Asset Management with Pacific Life. Mr. Chappell also previously held asset and portfolio management positions with Catellus Development Corporation and The Koll Company.
Caroline L. Chikhale Vice President, Controller and Treasurer Age 38
Caroline L. Chikhale joined our company as Accounting Manager in May 2002. In May 2005 she was appointed Assistant Controller and Assistant Treasurer and in March 2007, Ms. Chikhale was appointed Vice President, Controller and Treasurer. Prior to joining our company she was employed by Ernst & Young, LLP.
Peter G. Lyew Vice President and Director, Tax Age 57
Peter G. Lyew joined our company in June 2000 as Director of Tax and was promoted to Vice President in December 2001. Prior to joining our company he held tax management positions with Sun America Affordable Housing, where he specialized in real estate partnerships, and Ernst & Young Kenneth Leventhal. Mr. Lyew also previously was employed at Arthur Andersen & Company.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2014 Business Highlights

        2014 represented a year focused on capitalizing on opportunities for long-term growth for our company and stockholders. We successfully re-leased 20 properties at rates similar to rates under the expiring leases. We believe prudent recycling of capital by disposing of non-core and non-strategic assets enhances stockholder value over the long-term. Accordingly, we sold 20 properties resulting in a net gain of $5.0 million and reinvested the net proceeds of $33.6 million in the development and construction of new assets.

        We have adhered to a disciplined investment underwriting policy and do not make investments in assets believed by management to be overpriced. This disciplined investment policy has allowed us to weather challenging economic environments and positioned us well to take advantage of investment opportunities. We believe in today's environment of above historic average real estate values compressing investment spreads, a better risk adjusted return for our company is to develop new properties at costs significantly below current per unit/bed market values. Accordingly, we continued to explore and underwrite development opportunities in 2014.

        We also have continued our marketing strategy designed to enhance awareness of our company among local and regional operators of skilled nursing, assisted living, independent living and memory care properties in certain states. The marketing campaign highlights our low-levered balance sheet, our access to capital to invest, our ability and interest in doing small transactions and development, our strong but small management team and our many years in the industry. Additionally in 2014, we enhanced our brand recognition with a new logo design and website.

        As a result of these efforts, in 2014 we grew by originating a mortgage loan of approximately $3.0 million, purchasing real estate assets of approximately $9.8 million, excluding transaction fees, and providing $12.2 million of development commitments, including the purchase of land. Also in 2014, we completed and opened a 143-bed skilled nursing center in Kentucky, a 106-bed skilled nursing center in Wisconsin, two memory care communities in Colorado (one with 60 units and one with 48 units), and an 80-unit combination assisted living and memory care community in Texas. We completed the expansion and renovation of three assisted living and memory care communities in Colorado, the renovation of two skilled nursing centers in New Mexico and the renovation of a skilled nursing center in Florida. Our 2014 year-over-year revenue growth was 13.3% and our year-over-year normalized funds from operations(1) growth was 12.8%.

        We continue to maintain a conservative capital structure with debt to enterprise value of 15.4% and debt to normalized EBITDA(1) of 2.6x at December 31, 2014. During the year, we sold $30.0 million of 4.5% senior unsecured notes with a 12-year maturity. Additionally, we sold 600,000 shares of commons stock in a registered direct placement at a price of $41.50 resulting in net proceeds of $24.6 million.

        Finally, as the stock performance graph in our 2014 Annual Report on Form 10-K shows, $100 invested in LTC common stock on December 31, 2009 would be worth $212.64 on December 31, 2014, as compared to $218.16 from a like investment in the NAREIT Equity REIT Index, or $205.14 in the Standard & Poors 500 Stock Index.

(1)
A reconciliation of certain non-GAAP financial measures to their most directly comparable GAAP measures is presented in Appendix A to this proxy statement.

2014 Compensation Highlights

        We seek to closely align the interests of our executive officers with those of our stockholders. Accordingly, we have structured our executive compensation program to support this alignment, with relatively lower base salaries and by delivering a greater proportion of total compensation through annual bonus and long-term equity incentive opportunities.

        In view of their accomplishments and our financial performance during 2014, the Compensation Committee and the Board approved:

  •
  Base salary increases for executives and other members of the management team;

  •
  Annual bonuses and equity grants for the named executive officers with respect to 2014 performance.

        For 2014, we also implemented a new Annual Cash Bonus Incentive Plan applicable to the Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Investment Officer. The new plan has defined incentive opportunities for each executive based on achievement of funds from operations ("FFO") and new investments goals. The Annual Cash Bonus Incentive Plan is described in further detail under "Executive Compensation Practices" below.

        Additionally in 2014, we entered into new employment agreements with the Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Investment Officer, among other provisions we, (i) replaced single-trigger with double-trigger change in control benefits; (ii) removed tax gross-up benefits; (iii) included a claw back provision; and (iv) removed lifetime health benefits.

2014 "Say-On-Pay" Vote

        At LTC's 2014 Annual Meeting of Stockholders, approximately 94% of the votes cast in the advisory "say-on-pay" vote were for approval of named executive officer compensation. The Board of Directors and Compensation Committee have considered the results of the 2014 "say-on-pay" vote and believe that the overwhelming support by our stockholders indicates they generally are supportive of our approach to executive compensation. The Board and Compensation Committee will continue to consider "say-on-pay" votes in formulating future executive compensation policies and decisions.

Corporate Governance Highlights

        We seek to maintain good governance standards, including with respect to the oversight of our compensation policies and practices. Following are highlights of the policies and practices in effect during 2014:

  •
  Our Insider Trading Policy includes prohibitions on hedging and pledging of our common stock covering all employees and directors;

  •
  We have a cash incentive compensation Clawback Policy in the event of an accounting restatement;

  •
  We maintain a separate "lead independent director" role in our leadership structure for the Board;

  •
  Each committee of the Board is comprised solely of independent directors; and

  •
  We have stock ownership guidelines in place for our executives and independent directors, and all executives and directors are in compliance. In 2014, we significantly increased the ownership requirements (multiples) for our executives and directors.

Executive Compensation Program Philosophy and Objectives

        We endeavor to ensure that the compensation programs for our executives are effective in attracting and retaining key executives responsible for our company's success and are administered in appropriate fashion in the long-term interests of our company and our stockholders. Through the oversight of the Compensation Committee, we seek to align total compensation for executive management with our overall performance as well as the individual performance of each executive.

        Our executive compensation policies may be summarized as follows:

  (1)
  Our compensation programs are designed to attract, motivate and retain qualified key executives;

  (2)
  An executive's salary, bonuses and incentive compensation and other benefit programs should reflect both our company's performance as a whole and the executive's individual performance and effort; and

  (3)
  Our compensation programs should enable the executive to have a financial interest in our company that parallels the financial interests of our stockholders.

        We encourage you to read this Executive Compensation Discussion and Analysis ("CD&A") for further details about of our executive compensation program, including information about the 2014 compensation of the named executive officers.

Executive Compensation Program Elements

        We seek to achieve our compensation program objectives through the following key compensation elements: base salary, annual bonus opportunity, long-term equity incentive opportunity and severance upon termination of employment under certain conditions or change in control of our company. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives as follows:

          Base salary— attract, motivate, and retain qualified key executives. We believe the base salary should reflect job responsibilities, value to our company, individual performance/expertise and competitiveness of the market for the executive's services/salary norms for persons in comparable positions at comparable companies.

          Annual bonuses— reward company performance and individual performance and effort. We believe the annual bonus should be linked to individual performance and to our company's performance as a whole, and where practicable, should be related to variables under our management's control. Annual bonuses are paid out on a short-term basis and are designed to reward performance for that period.

          Long-term equity incentives— align executives' financial interests with those of our stockholders. We believe that long-term compensation should motivate and reward the creation and preservation of long-term stockholder value. Long-term equity incentives are typically earned and paid out on a longer-term basis and are designed to reward performance over one or more years.

          Severance— attract, motivate and retain qualified key executives. We believe that providing our executives with severance and other benefits upon termination of employment or change in control is consistent with the severance protections offered by similar companies and is an integral part of total executive compensation.

        Base salaries and severance are designed primarily to attract, motivate and retain qualified key executives. These are the elements of our executive compensation program where the value of the benefit in any given year is typically not variable. We believe that it is important to provide executives with predictable benefit amounts that reward the executive's continued service. Base salaries are paid out on a short-term basis and are intended to attract and motivate executives. Severance and other benefits are paid out on a longer-term basis such as upon termination of employment or change in control of our company and are designed to aid in retaining executives.

Compensation Committee

        The Compensation Committee reviews and approves the compensation of our executive officers and determines our general compensation policy. The Compensation Committee considers risk in making the compensation decisions. The Compensation Committee is also responsible for the administration of our equity compensation plans. Under the 2008 Equity Participation Plan of LTC Properties, Inc. ("2008 Equity Participation Plan" or "2008 Plan"), 600,000 shares of common stock have been reserved for awards, including nonqualified stock options grants and restricted common stock grants to officers, employees, non-employee directors and consultants. The Compensation Committee is authorized to determine the options and restricted common stock awards to be granted under equity compensation plans and the terms and provisions of such options and restricted common stock awards. The Compensation Committee determines the base salary, annual bonus and long-term equity incentives of our Chief Executive Officer. Ms. Simpson, our Chief Executive Officer and President, recommends to the Compensation Committee the base salary, annual bonus and long-term compensation levels for all of our other officers. None of the other senior executives had any role in determining or recommending the form or amount of the compensation of the other senior executives.

Competitive Considerations

        In determining the level and composition of compensation for our executive officers, the Compensation Committee considers various corporate performance measures, both in absolute terms and in relation to similar companies, and individual performance measures. In 2014, the Compensation Committee established specific quantitative measurements and targets based upon our company's FFO and new investments to determine the annual bonus awards for our senior executives as described under "Annual Cash Bonus Incentive Plan" below. The Compensation Committee also may evaluate the following factors in establishing executive compensation: (a) comparative compensation surveys and other material concerning compensation levels and stock grants at similar companies; (b) our historical compensation levels and stock awards; (c) overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent; (d) financial performance of other real estate investment trusts relative to market condition; and (e) from time to time, the Compensation Committee may seek the advice of an independent compensation consultant in assessing its overall compensation philosophy. The Compensation Committee assigns no specific weight to any of the factors described above in establishing executive compensation. In determining the appropriate levels of compensation to be paid to our executive officers, we do not generally factor in amounts realized from prior compensation.

        While the Compensation Committee may review broad-based third party compensation surveys in determining the reasonableness of the compensation of our executive officers, compensation levels are not set by reference to any percentile or benchmark within any peer group of companies or otherwise. Consistent with our compensation philosophies described above, our goal is to provide each executive with a current compensation package that is at market based upon the Compensation Committee's perception of comparable executives at comparable companies, including real estate investment trusts.

Compensation Consultant

        Pursuant to its charter, the Compensation Committee has the authority to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis, and implementation of compensation programs for our executive officers. The Compensation Committee's practice has been to retain an independent compensation consultant approximately every three years to assist the Compensation Committee with its responsibilities related to our executive officer and director compensation.

        In December 2013, the Compensation Committee retained Pearl Meyer & Partners, LLC ("PM&P") as an independent compensation consultant to conduct a comprehensive review of our company's executive compensation programs. PM&P had previously reviewed our executive compensation program in November 2010. PM&P provided a report of its review to the Compensation Committee in February 2014 as described under "Executive Compensation Review" below. The Compensation Committee referenced the comprehensive 2014 PM&P report in making executive compensation decisions for 2014.

        After review and consultation with PM&P, the Compensation Committee has determined that PM&P is an independent advisor and no conflict of interest resulting from retaining PM&P exists currently or existed during 2014. In reaching these conclusions, the Compensation Committee considered NYSE listing standards and the factors listed below:

  •
  PM&P does not provide any other services to our company outside of executive and director compensation advisory services;

  •
  PM&P's fees for executive and director compensation consulting services provided to the Compensation Committee in fiscal year 2014 were less than 1% of PM&P's 2014 revenues;

  •
  PM&P maintains a formal conflicts policy designed to prevent conflicts of interest and preserve PM&P's independence;

  •
  None of the PM&P consultants who directly advise the Compensation Committee have business or personal relationships with Compensation Committee members;

  •
  None of the PM&P consultants who directly advise the Compensation Committee, or PM&P, have business or personal relationships with our executives; and

  •
  None of the PM&P consultants who directly advise the Compensation Committee have direct ownership in our company's equity securities.

Executive Compensation Review

        As described above, PM&P was engaged by the Compensation Committee to conduct a comprehensive review of our executive compensation programs. The review was completed in February 2014 and included the following:

  •
  Assisting with the development of a Peer Group for compensation comparisons; consisting of health care and other California real estate investment trusts ("REITs") with total assets and/or market capitalization generally similar to our company;

  •
  Conducting a review of the competitiveness of current compensation levels, programs and arrangements provided to our executive, including the named executive officers;

  •
  An assessment of compensation and incentive plan provisions and employment agreement terms among the Peer Group REITs;

  •
  Review of the Annual Cash Bonus Incentive Plan; and

  •
  Conducting a competitive assessment of our non-employee director compensation program.

        In evaluating and selecting companies for inclusion in the peer group, the Compensation Committee considered REITs with a health care focus and/or primary operations in California,

recognizing that business model differences may have an impact on size comparisons. The Peer Group includes the following sixteen REITs with assets ranging from $500 million to $4 billion:

  •
  American Assets Trust, Inc.

  •
  Aviv REIT, Inc.

  •
  BRE Properties Inc.

  •
  Excel Trust, Inc.

  •
  Healthcare Realty Trust Incorporated

  •
  Healthcare Trust of America, Inc.

  •
  Hudson Pacific Properties, Inc.

  •
  Medical Properties Trust Inc.

  •
  National Health Investors Inc.

  •
  Omega Healthcare Investors Inc.

  •
  One Liberty Properties Inc.

  •
  PS Business Parks Inc.

  •
  Retail Opportunity Investments Corp.

  •
  Sabra Health Care REIT, Inc.

  •
  Sunstone Hotel Investors Inc.

  •
  Terreno Realty Corp.

        The table below summarizes our company's total assets and market capitalization relative to the Peer REITS:

($ millions)	Total Assets as of 12/31/13	Market Cap. as of 12/31/13

25th Percentile	$1,303	$965
Median	$1,982	$1,563
75th Percentile	$2,790	$2,115
LTC Properties Inc.	$931	$1,230
LTC Percent Rank	10	40

Source: SNL Financial

        In developing market levels of compensation PM&P supplemented data from the Peer REITs with data from selected compensation surveys to develop estimated market levels for our company's executives. The compensation surveys included real estate industry surveys as well as additional general industry surveys. Among the compensation surveys, positions were matched to organizations of similar revenue or asset size.

        PM&P compared our company's 2013 total direct compensation (base salary, annual and long-term incentives) for each executive position against the market compensation levels for similar executives in the Peer Group and the compensation surveys. Our company's aggregate total direct compensation was somewhat below the 50th percentile of the market.

        The Compensation Committee used the results of the review to inform 2014 compensation decisions.

Executive Compensation Practices

Base Salaries

        The named executive officers each have an employment agreement granting them the contractual right to receive a fixed base salary as described under "Descriptions of Employment Agreements" on page 34 of this proxy statement.

        Base salaries are reviewed and adjusted by the Compensation Committee on an annual basis. The Compensation Committee seeks to ensure that base salaries are established at levels considered appropriate in light of the responsibilities and duties of our executives as well as at levels which are competitive with amounts paid to executives of other real estate investment trusts, including our Peer Group companies. In determining an individual executive's actual base salary, the Compensation Committee also considers other factors, which may include the executive's past performance and contributions to our success.

        Based on the recommendations received from the Chief Executive Officer (except with respect to the Chief Executive Officer's own salary) and taking into account our company's performance as well as the findings from the 2014 PM&P report, the Compensation Committee approved the following increases to base salaries for the named executive officers. Base salary increases were effective June 1, 2014. The base salary increase for Mr. Chappell reflects his promotion to senior vice president. The following table summarizes salary adjustments approved by the Compensation Committee for 2014.

Named Executive Officer	2014 Base Salary	2013 Base Salary	Year over Year Increase

Wendy L. Simpson	$618,000	$600,000	3.0%
Pamela J. Shelley-Kessler	$370,000	$360,000	2.8%
Clint B. Malin	$370,000	$360,000	2.8%
Brent P. Chappell	$275,000	$205,000	34.1%
Caroline L. Chikhale	$175,000	$170,000	2.9%

Annual Incentives and Bonuses

        We award annual incentives to our executive officers based on overall company financial performance and individual performance. We typically pay annual cash bonuses; however, bonuses may be awarded in other forms, such as restricted stock awards, in lieu of cash payments. Bonus amounts awarded may vary from year to year and are typically paid, or awarded, at or after the end of the period for which performance is being rewarded. Annual incentives are awarded by the Compensation Committee and after considering the Chief Executive Officer's recommendations.

        In determining annual incentives and bonuses, the Compensation Committee evaluates the performance of our company for the year compared to other real estate investment trusts and the overall market. Accomplishments in 2014 included the following:

  •
  Re-leased 20 properties at rates similar to existing rates under the expiring leases;

  •
  Sold 20 properties resulting in a net gain of $5.0 million;

  •
  Purchased a 48-unit memory care community in Colorado;

  •
  Originated a $3.0 million mortgage loan secured by a 100-unit assisted living community in Arizona;

  •
  Purchased land and entered into an agreement to develop a 66-unit memory care property in Illinois for a total of $12.2 million;

  •
  Completed and opened a 143-bed skilled nursing center in Kentucky, a 106-bed skilled nursing center in Wisconsin, a 60-unit memory care community in Colorado, a 48-unit memory care community in Colorado, and an 80-unit combination assisted living and memory care property in Texas;

  •
  Amended our unsecured credit line of credit increasing commitments to $400.0 million with the opportunity in increase total commitments to $600.0 million, added two new banks to the facility, reduced the pricing grid by 25 basis points and extended the maturity to 2018 with a one-year extension period at our option;

  •
  Earned an upgrade to NAIC-2 investment grade credit rating from the National Association of Insurance Companies rating agency;

  •
  Sold $30.0 million of 4.5% senior unsecured notes with a 12-year maturity; and

  •
  Sold 600,000 shares of common stock in a registered direct placement at a price of $41.50 per share, resulting in net proceeds of $24.6 million.

Annual Cash Bonus Incentive Plan

        Effective for 2014, the Compensation Committee approved and the Board implemented an Annual Cash Bonus Incentive Plan to provide an annual incentive bonus for selected executives. Under the plan, each participating executive has a range of incentive opportunity (threshold, target and maximum) defined as a percentage of base salary. Annually, the Compensation Committee will select the participants in the plan and establish its performance goals.

        For 2014, the Compensation Committee selected senior executives Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin as participants in the Annual Cash Bonus Incentive Plan, with the following range of bonus opportunities:

	Bonus Opportunity as a % of Base Salary
Executive	Threshold	Target	Maximum

Wendy L. Simpson	50%	100%	150%
Pamela J. Shelley-Kessler	37.5%	75%	112.5%
Clint B. Malin	37.5%	75%	112.5%

        The Compensation Committee selected Diluted Normalized FFO(1) per share in 2014 as a financial performance measure for the Annual Cash Bonus Incentive Plan. FFO, as defined by National Association of Real Estate Investment Trusts ("NAREIT"), means net income available to common stockholders (computed in accordance with U.S. generally accepted accounting principles) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO is FFO adjusted for non-recurring one-time items. Diluted Normalized FFO, including the means of calculating it, is disclosed in our annual earnings release and in Appendix A to this proxy statement. The Board may adjust the Diluted Normalized FFO component to

(1)
A reconciliation of certain non-GAAP financial measures to their most directly comparable GAAP measures is presented in Appendix A to this proxy statement.

reflect the pro forma impact of changes to our company's capital structure, strategic changes and other items, at the Board's discretion, that were not contemplated at the time of adoption of the performance goals.

        The Compensation Committee also selected new investments in 2014 as a performance measure for the Annual Cash Bonus Incentive Plan. New investments include acquisitions, mortgage loan originations, equity investments and total commitments underwritten for developments, redevelopments, expansions and renovations.

        Additionally, the Compensation Committee determined that a portion of the Annual Cash Bonus Incentive Plan should be within the Compensation Committee's subjective evaluation. The subjective component in 2014 included factors such as individual performance, capital structure management, credit ratings, dividend growth and total stockholder return relative to peers. Performance achievement for the subjective component is determined at the discretion of the Compensation Committee.

        The following table summarizes each metric and its relative weighting, the approved 2014 performance goals at threshold, target and maximum levels, and actual performance achieved. Resulting bonus payouts for performance achieved between threshold and target and target and maximum is linearly interpolated.

		2014 Performance Goals			Performance	% of Target	Wtd. % of Target Bonus
Metric	Weight	Threshold	Target	Maximum	Achieved	Achieved	Earned

Diluted Normalized FFO per share	40%	$2.52	$2.57	$2.62	$2.55	80%	32%
New Investments ($ in millions)	10%	$100	$150	$200	$25	0%	0%
Subjective Performance	50%	Compensation Committee Determination			Maximum	150%	75%
Total bonus as a % of target							107%

        For 2014, the Compensation Committee awarded the subjective performance based on the maximum achieved as a result of the participants' accomplishments: re-leasing 20 properties at rates similar to existing rates, sold 20 properties for a $5.0 million gain, credit rating upgrade, sold $30.0 million of 4.5% senior unsecured notes, increased our unsecured line of credit commitments while reducing our pricing grid and the completion of two skilled nursing centers, two memory care communities and a combination assisted living and memory care property.

        Based on the performance achieved the Compensation Committee approved the following payouts under the Annual Cash Bonus Incentive Plan. The following table summarizes bonus payouts by metric.

Metric	Wendy L. Simpson	Pamela J. Shelley- Kessler	Clint B. Malin

Diluted Normalized FFO per share	$197,760	$88,800	$88,800
New Investments ($ in millions)	—	—	—
Subjective Performance	463,500	208,125	208,125

Total Bonus Earned	$661,260	$296,925	$296,925

        At the Compensation Committee's discretion, in lieu of cash, a portion of the earned annual incentive was granted in restricted stock. Shares were granted on February 10, 2015 and will vest equally over three years based on the executive's continued employment. The table summarizes our bonus payouts by non-equity and equity awards:

Executive	Total bonus earned	Cash	Restricted Stock

Wendy L. Simpson	$661,260	$200,000	$461,260
Pamela J. Shelley-Kessler	$296,925	$90,000	$206,925
Clint B. Malin	$296,925	$90,000	$206,925

        For 2015, the Compensation Committee again selected senior executives Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin as participants in the Annual Cash Bonus Incentive Plan, with the following range of bonus opportunities which are the similar to 2014 range of bonus opportunities:

	Bonus Opportunity as a % of Base Salary
Executive	Threshold	Target	Maximum

Wendy L. Simpson	50%	100%	150%
Pamela J. Shelley-Kessler	37.5%	75%	112.5%
Clint B. Malin	37.5%	75%	112.5%

        For 2015, similar to 2014, the following performance measures and weightings will be utilized for the Annual Cash Bonus Incentive Plan:

  •
  Diluted Normalized FFO per share will determine 40% of the overall bonus;

  •
  New Investments will determine 10% of the overall bonus; and

  •
  Subjective factors will determine 50% of the overall bonus.

        Threshold, target and stretch (maximum) performance goals for 2015 have been established for Diluted Normalized FFO per share and new investments. Since the target goals represent a significant increase relative to our 2014 actual results for these metrics, the Compensation Committee believes the goals to be sufficiently challenging and difficult to achieve. Actual 2015 performance relative to the goals will determine the actual bonus amounts earned, with payouts interpolated for performance between threshold and target or between target and maximum.

        The subjective component of the 2015 bonus, similar to 2014, includes factors such as individual performance, capital structure management, credit ratings, dividend growth and total stockholder return relative to peers. Performance achievement and payouts for the subjective component will be determined at the discretion of the Compensation Committee.

Annual Discretionary Bonuses

        Our executives also are eligible to receive annual bonuses within the discretion of the Compensation Committee. For 2014 performance, the Compensation Committee on February 10, 2015 approved discretionary cash bonuses to the following named executive officers, who were not selected as participants in the Annual Cash Bonus Incentive Plan.

Named Executive Officer	Discretionary Cash Bonus

Brent P. Chappell	$90,000
Caroline L. Chikhale	$70,000

        The Compensation Committee does not rely upon any specific performance targets or measurements related to our company when determining discretionary bonuses. The Compensation Committee evaluates the recommendations of the Chief Executive Officer as well as overall company performance including relative stockholder value and return over the year, revenue growth, new investment levels relative to market constraints and external factors outside the control of our company.

        In formulating bonus recommendations, the Chief Executive Officer takes into consideration our company's performance, individual executive performance, and the executive's total compensation package including base salary, equity awards and annual dividends earned on outstanding unvested equity awards.

        In considering the Chief Executive Officer's bonus recommendations, the Compensation Committee seeks to ensure that bonuses are established at levels considered appropriate in light of responsibilities and duties of our executives as well as at levels competitive to amounts paid to executive officers of other real estate investment trusts. In determining the individual bonus amounts, the Compensation Committee considers the responsibilities and duties of our executives, their total compensation package including raises and equity awards, competitive amounts paid to executives at other real estate investment trusts, and the executive's performance and contributions to our success.

Long-Term Equity Incentives

        Long-term incentives are designed to align the executives' financial interests with those of our stockholders. Therefore, our long-term incentive compensation for our executive officers has historically included a combination of restricted common stock and stock option awards. The Compensation Committee does not have a formula for determining the mix of restricted common stock and/or stock options awarded. Awards are made on an individual basis and are not granted at any pre-determined time during the year. Restricted common stock and stock option awards typically vest ratably over a three to five-year period and are generally subject to the individual executive officer's continued employment. The level of long-term incentive compensation is determined by the Compensation Committee based on an evaluation of competitive factors in conjunction with total compensation provided to each individual executive officer. The relevant weight given to each of these factors varies from individual to individual. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. We do not have an exact formula for allocating between cash and non-cash compensation. Nor do we have a policy for allocating between long-term and currently paid out compensation.

        The grant date of an equity award is typically the date the Compensation Committee approves the equity award. The grant date may also be a future date from the date of approval as specified by the board resolution. In no instances has the grant date been retroactive or prior to the date the Compensation Committee approved the equity award. For long-term incentive awards in the form of stock options, the exercise price is the closing price of our company's stock as reported by the NYSE on the grant date. The Compensation Committee has not and does not time the granting of equity awards with any favorable or unfavorable news released by us.

        Under the 2008 Equity Participation Plan, awards that may be granted include stock options (incentive or non-qualified), stock appreciation rights, restricted common stock, deferred stock and dividend equivalents. The 2008 Plan is administered by the Compensation Committee which sets the terms and provisions of the awards granted under the plan. Incentive stock options, stock appreciation rights, restricted common stock, deferred stock and dividend equivalents may only be awarded to officers and other full-time employees to promote our long-term performance and specifically, to retain and motivate management to achieve a sustained increase in stockholder value. Non-qualified stock options, stock appreciation rights, restricted common stock, deferred stock and dividend equivalents may be awarded to non-employee directors, officers, employees, consultants and other key persons who provide services to us.

        The Compensation Committee approved awards of restricted common shares to the Chief Executive Officer and the Chief Executive Officer recommended and the Compensation Committee approved awards of restricted common shares to Mses. Shelley-Kessler and Chikhale and Messrs. Malin and Chappell for service in 2014. In approving the restricted common stock awards, the Compensation Committee took into consideration the executive's historical performance and contributions, total ownership levels and the value of equity delivered historically, the market positioning of the executives' base salaries and our company's desire to retain the executives by providing a meaningful long-term incentive award to each executive which is aligned with stockholder interests. The magnitude of the awards combined with a future vesting date effectively serves as a retention vehicle.

        These awards were granted February 10, 2015. The following table shows the awards.

Named Executive Officer	Restricted Stock Value(1)	Number of Restricted Stock

Wendy L. Simpson	$1,022,350	23,000
Pamela J. Shelley-Kessler	711,200	16,000
Clint B. Malin	711,200	16,000
Brent P. Chappell	177,800	4,000
Caroline L. Chikhale	133,350	3,000

(1)
Awarded in 2015 as bonus but related to services provided in 2014. For Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin, amounts include the portion of the Annual Cash Bonus Incentive Plan earned and paid in restricted stock. All of these shares vest ratably over a three-year period from the grant date.

        Additionally, in connection with the execution of their new employment contracts, Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin were each awarded 2,500 shares of restricted common stock at $41.34 per share on November 12, 2014. These shares vest ratably over a one-year period from the grant date.

Severance and Other Benefits Upon Termination of Employment or Change in Control

        The employment agreements with certain executive officers of our company provide severance and other benefits upon termination of employment or a change in control of our company. We believe that we need to provide key executives with severance protections that are competitive with those offered by companies similar to ours. The severance protections we have provided the named executive officers are consistent with our compensation objective to attract, motivate and retain qualified key executives.

        We believe that severance should be payable to key executives if their employment is terminated for any reason, except for a termination for cause or a voluntary resignation without a good reason. The amount of severance we have agreed to pay and other severance benefits we extend to our executive officers upon such an occurrence is intended to help them avoid financial hardship during the period of time when they may be unemployed or seeking new employment.

        We also believe that severance should be payable to our key executives in connection with a change in control transaction. A change in control creates uncertainty regarding the continued employment of the executives. The amount of cash severance we have agreed to pay and other severance benefits we extend to our executive officers upon such an occurrence is intended to encourage the executives to remain employed by us during an important time when their prospects for continued employment following the change in control transaction are often uncertain. Until recently, our practice for change in control severance followed a "single-trigger" approach to payment regardless of whether the executive's employment terminated as a result of a change in control. Ms. Chikhale's legacy 2008 employment agreement contains a single-trigger change in control provision. Our current practice for change in control severance follows a "double-trigger" approach. Ms. Simpson's, Ms. Shelley-Kessler's, and Mr. Malin's 2014 employment agreements and Mr. Chappell's 2013 employment agreements contain double-trigger change in control provisions. Under a double-trigger approach, a severance payment obligation arises only if a change in control occurs and the executive's employment is terminated for any reason, except for a termination for cause or a voluntary resignation without a good reason, within a specific period of time (typically 24 months) after the change in control.

        Additionally, upon the circumstances described above regarding termination of employment or change in control, we have agreed to provide health insurance benefits to each named executive officer for a period of between 18 and 24 months (except for Ms. Chikhale who is not entitled to such benefits in the event of a change in control under her 2008 employment agreement). None of the employment agreements with our executive officers provide for lifetime benefits.

        None of the employment agreements with our executive officers provide for "gross-up payments" to offset taxes due for severance or other benefits upon termination of employment or change in control.

401(k) Savings Plan

        We have a 401(k) Savings Plan which is a defined contribution plan covering all of our employees. Each year participants may contribute up to 15% of pre-tax annual compensation. In 2015, the contributions may not exceed $18,000, or $24,000 if the employee is 50 years or older. We match up to 3% of salaries for our vice presidents and contribute 3% of the individual's salary for staff that open an account. We will not match contributions for our executive officers at the senior vice president level and higher.

Benefits

        With limited exceptions, the Compensation Committee's policy is to provide benefits to executive officers that are substantially the same as those offered to other officers of our company at or above the level of vice president. Except for the health insurance benefits described in "Severance and Other Benefits Upon Termination of Employment or Change in Control" above and the supplemental medical insurance described below, the employee benefits programs in which our executive officers participate (which provide benefits such as medical, dental and vision benefits coverage, life insurance protection, and 401(k) savings plan) are generally the same programs offered to all of our full-time employees. Our officers at the level of vice president and above are eligible to participate in a supplemental medical insurance program which provides participants with reimbursements for eligible out-of-pocket medical expenses such as primary insurance co-payments, deductibles, and certain elective medical procedures not covered by the employee's primary insurance policy.

Stock Ownership Guidelines

        We encourage our executives to hold our company's stock on a long-term basis. The following table represents our company's stock ownership guidelines for our executives and independent directors (reflects the increased requirements adopted in February 2014):

Chief Executive Officer	Six times base salary
Executive Vice Presidents	Three times base salary
Senior Vice Presidents	Three times base salary
Vice Presidents	One times base salary
Independent Directors	Five times annual fee

        Our company's stock ownership guidelines recommend that the Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents achieve the targeted level of ownership within three years from the date of hire, promotion or appointment. The stock ownership guidelines recommend that the independent directors achieve the targeted level of ownership within five years from date of election. At this time all of our executive officers and independent directors hold at least the full amount of the guideline. The Nominating and Corporate Governance Committee receives a quarterly report on executive and independent director stock ownership of company stock.

Prohibition on Pledging and Hedging Stock

        Pursuant to our company's Insider Trading Policy, we prohibit employees and directors from (i) pledging their shares in our company's stock, and (ii) purchasing financial instruments or otherwise engaging in transactions that are designed to or have the effect of hedging the economic risk of ownership in our company's stock. All of our executive officers and directors are in compliance with these anti-pledging and anti-hedging provisions.

Tax and Accounting Considerations

Policy with Respect to Section 162(m)

        Section 162(m) of the Code denies deduction for Federal income tax purposes for certain compensation in excess of $1,000,000 paid to certain executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. The Compensation Committee periodically reviews the effects of its compensation programs with regard to Code Section 162(m) and evaluates evaluate alternatives to ensure executive compensation is reasonable, performance-based, and consistent with our overall compensation objectives. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. Interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee may consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Tax Withholding

        We permit our employees and directors to elect to withhold shares of stock to satisfy their tax withholding requirements upon the vesting of restricted stock.

Clawback Policy

        We have adopted a Clawback Policy granting the Board the discretion to recoup from executive officers, including each currently serving named executive officer, all cash bonuses paid that would not have been paid if performance had been measured in accordance with restated financials, for the periods covering any of the three fiscal years preceding a restatement (other than to comply with changes in applicable accounting principles). The Board of Directors is responsible for the interpretation and enforcement of this Clawback Policy. We plan to amend this policy as needed to comply with the additional requirements of the Dodd-Frank Act after the SEC adopts new regulations implementing those requirements.

        Each of the senior executive employment agreements we entered into in 2014 with Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin contains a clawback provision. In particular, the employment agreements provide the Board of the Directors with the contractual ability to clawback a cash or share grant bonus in the event of a restatement of our financial results if:

  •
  the restatement is attributable to misconduct or wrongdoing by the executive;

  •
  the bonus was issued within three years preceding the restatement;

  •
  the bonus was calculated and awarded pursuant to a specific financial formula; and

  •
  the bonus would have been diminished based on the restated financial results.

Compensation Risk Assessment

        We have reviewed our compensation policies and practices to determine whether risks arising from our compensation policies and practices for employees are reasonably likely to have a material adverse effect on our company. The review included assessment of our various compensation programs and consideration of risk mitigating factors. We believe that our compensation policies and practices for employees do not present risks that are reasonably likely to have a material adverse effect on our company. We generally take a conservative approach to managing our business. Although some risk taking is necessary to manage and grow any business, we believe our compensation policies and practices do not encourage unnecessary or excessive risk taking and do not promote short term rewards for management decisions that could pose long-term risks to our company. With particular respect to compensation of our executive officers:

  •
  the Compensation Committee exercises discretion in determining cash bonuses and equity awards to executive officers;

  •
  awards of restricted stock with long-term vesting periods provides executive officers with an incentive to make decisions that contribute to long-term performance of our company;

  •
  our Clawback Policy and provisions in our senior executive employment agreements provides our company with recourse in the event of material non-compliance with any financial reporting requirement that leads to a material or significant restatement; and

  •
  stock ownership guidelines for executive officers further aligns their personal wealth with the long-term performance of our company.

SUMMARY COMPENSATION TABLE

        The following table presents information regarding compensation of the named executive officers for services provided in 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)		Non-Equity Incentive Plan Compensation		All other Compensation(3)	Total

Wendy L. Simpson	2014	$610,500	$—	$664,440	(4)(5)	$661,260	(6)	$1,067	$1,937,267
Chairman, Chief	2013	568,750	580,000	736,200	(7)	—		2,157	1,887,107
Executive Officer and	2012	514,583	650,000	725,200	(8)	—		2,366	1,892,149
President
Pamela J. Shelley-Kessler	2014	365,833	—	607,625	(4)(5)	296,925	(6)	10,000	1,280,383
Executive Vice President,	2013	335,000	250,000	588,960	(7)	—		10,771	1,184,731
Chief Financial Officer and	2012	289,583	300,000	349,000	(9)	—		7,605	946,188
Corporate Secretary
Clint B. Malin	2014	365,833	—	607,625	(4)(5)	296,925	(6)	467	1,270,850
Executive Vice President	2013	335,000	250,000	588,960	(7)	—		2,584	1,176,544
and Chief Investment Officer	2012	289,583	300,000	349,000	(9)	—		5,766	944,349
Brent P. Chappell(10)	2014	245,833	90,000	778,550	(4)(11)	—		—	1,114,383
Senior Vice President,	2013	—	—	—		—		—	—
Investment and Portfolio	2012	—	—	—		—		—	—
Management
Caroline L. Chikhale	2014	163,327	70,000	133,350	(4)	—		14,455	381,132
Vice President, Controller	2013	161,667	70,000	73,620	(7)	—		16,196	321,483
and Treasurer	2012	143,750	85,000	69,800	(9)	—		18,640	317,190

(1)
Bonuses awarded for 2014, 2013 and 2012 performance were paid in 2015, 2014 and 2012, respectively.

(2)
Represents the fair value on the grant date of the stock awards, as required by SEC rules. Under U.S. generally accepted accounting principles, compensation expense with respect to stock awards granted is generally recognized over the vesting periods applicable to the awards. For a discussion of the assumptions and methodologies used to value the stock awards granted refer to Note 10. Equity of Notes to Consolidated Financial Statements included in our company's 2014 Annual Report on Form 10-K.

(3)
Represents supplemental health insurance benefits, our match of up to 3% of the individual's salary under our 401(k) savings plan for our vice presidents. In 2014, 2013, and 2012, Mses. Simpson and Shelley-Kessler and Messrs. Malin and Chappell were not eligible for 401(k) matching. In 2014, 2013, and 2012, Ms. Chikhale received the following 401(k) matching and supplemental health insurance benefits.

Named Executive Officer	Year	401(k) Matching	Supplemental Insurance Plan	Total All Other Compensation

Caroline L. Chikhale	2014	$4,900	$9,555	$14,455
	2013	4,850	11,346	16,196
	2012	4,313	14,328	18,640

(4)
Named executive officers received the following restricted common stock awards on February 10, 2015. This award relates to services provided in 2014. These shares vest ratably over a three-year period from the grant date.

Named Executive Officer	Restricted Stock Value	Number of Restricted Stock

Wendy L. Simpson	$561,090	12,623
Pamela J. Shelley-Kessler	504,275	11,345
Clint B. Malin	504,275	11,345
Brent P. Chappell	177,800	4,000
Caroline L. Chikhale	133,350	3,000

(5)
Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin were each granted 2,500 shares of restricted common stock at $41.34 per share on November 12, 2014 in accordance with and upon entering into their 2014 executive employment agreements. These shares vest ratably over a one-year period from the grant date.

(6)
Represents amounts earned in cash and shares of restricted stock under the Annual Cash Bonus Incentive Plan for performance in 2014. The Compensation Committee exercised its discretion to award shares of restricted stock in lieu of cash for the subjective component of the Annual Cash Bonus Incentive Plan. The named executive officers who participated in the Annual Cash Bonus Incentive Plan received the following restricted stock awards on February 10, 2015. These shares vest ratably over a three-year period from the grant date. The amount shown in the "Non-Equity Incentive Plan Compensation" column corresponding to this footnote includes the fair value of the restricted stock in this table and was determined in accordance with footnote (2) to this summary compensation table.

Named Executive Officer	Restricted Stock Value	Number of Restricted Stock

Wendy L. Simpson	$461,260	10,377
Pamela J. Shelley-Kessler	206,925	4,655
Clint B. Malin	206,925	4,655

(7)
Named executive officers received the following restricted common stock awards on February 12, 2014. This award relates to services provided in 2013. These shares vest ratably over a three-year period from the grant date. Mr. Chappell was not an executive officer in 2013.

Named Executive Officer	Restricted Stock Value	Number of Restricted Stock

Wendy L. Simpson	$736,200	20,000
Pamela J. Shelley-Kessler	588,960	16,000
Clint B. Malin	588,960	16,000
Caroline L. Chikhale	73,620	2,000

(8)
Ms. Simpson was awarded 20,000 restricted common shares on January 7, 2013 for services provided in 2012. These shares will all vest on June 1, 2016.

(9)
Named executive officers, except Ms. Simpson, received the following restricted common stock awards on December 20, 2012. This award relates to services provided in 2012. The shares granted to Ms. Shelley-Kessler and Mr. Malin will all vest on December 20, 2015. The shares granted to Ms. Chikhale will vest ratably over a five-year period from the grant date. Mr. Chappell was not an executive officer in 2012.

Named Executive Officer	Restricted Stock Value	Number of Restricted Stock

Pamela J. Shelley-Kessler	$349,000	10,000
Clint B. Malin	349,000	10,000
Caroline L. Chikhale	69,800	2,000

(10)
On June 10, 2013, Mr. Chappell joined our company as Vice President, Investment and Portfolio Management and became an executive officer of our company upon his promotion to Senior Vice President on June 9, 2014.

(11)
Mr. Chappell was awarded 15,000 shares of restricted common stock at $40.05 per share on June 9, 2014 in connection with his promotion to Senior Vice President, Investment and Portfolio Management.

Employment Agreements

        Our company has entered into employment agreements with each of the named executive officers. In 2014, our company entered into new employment agreements with Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin to replace the employment agreements they entered into in 2007. The following table presents information regarding the employment agreements with the named executive officers for the year ended December 31, 2014:

Named Executive Officer	Agreement Date	Agreement Term	Salary

Wendy L. Simpson	12/4/07	3-year evergreen	$600,000
	11/12/14	3-year evergreen	618,000
Pamela J. Shelley-Kessler	12/4/07	1-year evergreen	360,000
	11/12/14	2-year evergreen	370,000
Clint B. Malin	12/4/07	1-year evergreen	360,000
	11/12/14	2-year evergreen	370,000
Brent P. Chappell	6/10/13	1-year evergreen	275,000
Caroline L. Chikhale	6/10/08	1-year evergreen	175,000

        The employment agreements provide that the base salaries may be increased at the discretion of the Board. Any increase in base salary will automatically amend each executive's respective employment agreement to provide that thereafter the executive's annual base salary will not be less than the increased base salary approved by the Board. During the term of his or her employment by us, each officer will devote the time necessary to provide the services reasonably required by the Board and will not, without the express approval of the Board, engage for his or her own account or for the account of any other person or entity, in a business which competes with us.

        The employment agreements contain standard provisions regarding bonuses and benefits, as described in the CD&A section of this proxy statement. Additionally, the employment agreements with the named executive officers provide payments for severance upon termination of employment, including in connection with a change in control, as described under "Severance and Other Benefits Upon Termination of Employment or Change in Control" on page 37 of this proxy statement and under "Potential Payments Upon Termination or Change in Control" below.

Grants of Plan-Based Awards

        The following table presents information regarding plan-based awards made in 2014 to the named executive officers and is intended to supplement the summary compensation table above.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Restricted	All Other Option Awards: Number of Securities Underlying	Grant Date Fair Value of Stock and Option
Named Executive Officer	Grant Date		Threshold	Target	Maximum	Stock	Options	Awards

Wendy L. Simpson	2/12/14	(1)	$—	$—	$—	20,000	—	$736,200
	—	(2)	309,000	618,000	927,000	—	—	—
	11/12/14	(3)	—	—	—	2,500	—	103,350
Pamela J. Shelley-Kessler	2/12/14	(1)	—	—	—	16,000	—	588,960
	—	(2)	138,750	277,500	416,250	—	—	—
	11/12/14	(3)	—	—	—	2,500	—	103,350
Clint B. Malin	2/12/14	(1)	—	—	—	16,000	—	588,960
	—	(2)	138,750	277,500	416,250	—	—	—
	11/12/14	(3)	—	—	—	2,500	—	103,350
Brent P. Chappell	2/12/14	(1)	—	—	—	1,500	—	55,215
	6/9/14	(4)	—	—	—	15,000	—	600,750
Caroline L. Chikhale	2/12/14	(1)	—	—	—	2,000	—	73,620

(1)
Awarded under the 2008 Equity Participation Plan in 2014 for 2013 performance. These shares vest ratably over a three-year period from the grant date.

(2)
The amounts shown represents bonus opportunities for 2014 performance under the Annual Cash Bonus Incentive Plan as approved by the Compensation Committee on February 12, 2014. The actual amount awarded was based on the achievement of certain performance measures as described under "Annual Cash Bonus Incentive Plan" on page B-1 of this proxy statement. The awards earned for such performance in 2014 were granted on February 10, 2015 as shown in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table above. A portion of the amount shown was granted in the form of shares of restricted stock as described under "Annual Cash Bonus Incentive Plan" on page B-1 of this proxy statement and in footnote (6) to the summary compensation table above.

(3)
Awarded under the 2008 Equity Participation Plan as a bonus to the named executive officer in accordance with and upon entering into his or her 2014 executive employment agreement. These shares vest over a one-year period.

(4)
Awarded under the 2008 Equity Participation Plan in connection with Mr. Chappell's promotion to Senior Vice President, Investment and Portfolio Management. These shares vest ratably over a three-year period from the grant date.

Outstanding Equity Awards at Year-End

        The following table presents information regarding the outstanding equity awards held by the named executive officers as of December 31, 2014.

	Option awards				Stock awards
Named Executive Officer	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)

Wendy L. Simpson	—	—	$—	—	72,500	(2)	$3,129,825
Pamela J. Shelley-Kessler	—	—	—	—	40,660	(3)	1,755,292
Clint B. Malin	—	—	—	—	40,660	(3)	1,755,292
Brent P. Chappell	—	—	—	—	20,500	(4)	884,985
Caroline L. Chikhale	—	—	—	—	5,600	(5)	241,752

(1)
The market value is the number of shares that have not vested multiplied by the closing market price of our common stock as reported by the NYSE on December 31, 2014.

(2)
Vests as follows: 6,666 on February 12, 2015; 30,000 on June 15, 2015; 2,500 on November 12, 2015; 20,000 on June 1, 2016; 6,667 on February 12, 2016 and 2017.

(3)
Vests as follows: 2,500 on November 12, 2015; 6,060 on December 14, 2015; 10,000 on December 20, 2015; 6,100 on January 10, 2016; 5,333 on February 12, 2015 and 2016; 5,334 on February 12, 2017.

(4)
Vests as follows: 500 on February 12, 2015, 2016 and 2017; 5,000 on June 9, 2015, 2016 and 2017; 2,000 on June 10, 2015 and 2016.

(5)
Vests as follows: 800 on January 10, 2015, 2016 and 2017; 666 on February 12, 2015, 667 on February 12, 2016 and 2017; 400 on December 20, 2015, 2016 and 2017.

Option Exercises and Stock Vested

        The following table shows the number and value of stock options exercised and the number of shares and value of restricted common stock that vested related to each of the named executive officers for the year ended December 31, 2014.

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)	Number of shares acquired on vesting	Value realized on vesting(2)

Wendy L. Simpson	—	$—	19,933	$860,508
Pamela J. Shelley-Kessler	10,000	179,900	6,060	249,854
Clint B. Malin	30,000	505,200	6,060	249,854
Brent P. Chappell	—	—	2,000	78,980
Caroline L. Chikhale	—	—	1,200	46,176

(1)
The value realized is the difference between the market price of the underlying securities at exercise, as measured by the closing market price of our common stock as reported by NYSE on the date of exercise, and the exercise price times the number of shares acquired on exercise.

(2)
The value realized is the number of shares that vested multiplied by the closing market price of our common stock as reported by the NYSE on the vesting date. This differs from the compensation expense in the summary compensation table above which is determined using the fair value on the grant date of the stock award.

Potential Payments Upon Termination or Change In Control

        As described under "Severance and Other Benefits Upon Termination of Employment or Change in Control" on page 37 of this proxy statement, we have provided the named executive officers with employment agreements that provide certain severance and other benefits depending on the circumstances surrounding their termination of employment with us, including upon a change in control of our company. In addition to the benefits referenced below, upon termination of employment with us, the executive is generally entitled to amounts or benefits earned or accrued during the term of employment, including earned but unpaid salary.

Severance and Other Benefits Upon Termination of Employment

        If a named executive officer's employment is terminated, except for a termination for cause or a voluntary resignation without a good reason, we have agreed to pay the named executive officer a lump sum severance equal to the following:

Wendy L. Simpson	Four times base salary
Pamela J. Shelley-Kessler	Three times base salary
Clint B. Malin	Three times base salary
Brent P. Chappell	One times base salary
Caroline L. Chikhale	One times base salary

        Upon such a termination of employment, we also have agreed to continue health insurance benefits at our expense up to an 18 month period for the named executive officer. Further, all stock options and restricted common stock automatically vest for the named executive officer.

        Additionally, the provisions of the Annual Cash Bonus Incentive Plan, in which Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin participate, provide that the participant is eligible to receive a pro-rated award if her or his employment terminates, except for a termination for cause or a voluntary resignation without a good reason.

        The following table lists the named executive officers and the potential amounts they would have received under their respective employment agreements if their employment with us terminated and their severance and benefits became payable on December 31, 2014:

Name	Cash Severance(1)	Maximum Bonus(2)	Health Benefits Continuation(3)	Equity Acceleration(4)

Wendy L. Simpson(5)	$2,472,000	$927,000	$19,900	$3,129,825
Pamela J. Shelley-Kessler(5)	1,110,000	$416,250	34,500	1,775,292
Clint B. Malin(5)	1,110,000	$416,250	16,400	1,775,292
Brent P. Chappell	275,000	—	1,700	1,161,985
Caroline L. Chikhale	175,000	—	32,100	451,752

(1)
Represents base salaries and termination provisions in effect at December 31, 2014.

(2)
Represents the maximum payable to participants in the Annual Cash Bonus Incentive Plan for 2014. The actual amount for 2014 performance was less, as shown in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table above. For Mr. Chappell and Ms. Chikhale, assumes no bonus is paid because they were not participants in the Annual Cash Bonus Incentive Plan for 2014 and their bonuses were within the discretion of the Compensation Committee.

(3)
Assumes the value of benefits for an 18 month period required by the named executive officer's employment agreement is at the same monthly amount paid for her or his medical, dental and vision insurance in 2014.

(4)
For unvested restricted common stock, this amount represents the closing market price as reported by the NYSE on December 31, 2014.

(5)
The employment agreements for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin contain "cut back" provisions to reduce severance benefits if an excise tax otherwise would be due and payable by them. We have assumed that no severance benefits would be cut back under the named executive officer's employment agreement. The actual severance benefits payable to the named executive officer may be less than the amounts shown above as a result of the application of the cut back.

Severance and Other Benefits Upon Change in Control

        As described under "Severance and Other Benefits Upon Termination of Employment or Change in Control" on page 37 of this proxy statement, we have agreed to pay severance and other benefits to the named executive officers upon our company's change in control as defined in each named executive officer's employment agreement. The triggering event for a change in control severance payment varies for each named executive officer. The 2014 employment agreements with Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin each are triggered if (i) her or his employment is terminated, except for a termination for cause or a voluntary resignation without a good reason, and (ii) such termination occurs within 24 months following a change in control or in contemplation of a change in control which actually occurs. The 2013 employment agreement with Mr. Chappell is triggered if (i) his employment is terminated, except for a termination for cause or a voluntary resignation without a good reason, and (ii) such termination occurs within 24 months following a change in control. The legacy 2008 employment agreement with Ms. Chikhale is triggered upon a change in control regardless of whether her employment terminated as a result of a change in control.

        Upon such an occurrence, we have agreed to pay the named executive officer a severance payment in cash equal to the following:

Wendy L. Simpson	Greater of $3,000,000 or 300% of 5-year average annual compensation
Pamela J. Shelley-Kessler	250% of 5-year average annual compensation
Clint B. Malin	250% of 5-year average annual compensation
Brent P. Chappell	Two times base salary
Caroline L. Chikhale	Two times base salary

        Upon such an occurrence, we also have agreed to continue health insurance benefits at our expense on behalf of the named executive officer up to a period as set forth in this table:

Wendy L. Simpson	18 months
Pamela J. Shelley-Kessler	18 months
Clint B. Malin	18 months
Brent P. Chappell	24 months
Caroline L. Chikhale	none

        Further, under the standard provisions of our equity compensation plan award agreements, all stock options and restricted common stock automatically vest upon a change in control.

        Additionally, the provisions of the Annual Cash Bonus Incentive Plan, in which Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin participate, provide that the participant is eligible to receive a portion of the target amount of the award based upon the number of days remaining in the performance period upon the change in control.

        The following table lists the named executive officers and the estimated amounts they would have received under their respective employment agreements if there had been a change in control of our company and their severance and benefits were triggered on December 31, 2014:

Name	Cash Severance(1)	Target Bonus(2)	Health Benefits Continuation(3)	Equity Acceleration(4)

Wendy L. Simpson(5)	$5,235,314	$618,000	$19,900	$3,129,825
Pamela J. Shelley-Kessler(5)	1,777,648	277,500	34,500	1,775,292
Clint B. Malin(5)	1,760,928	277,500	16,400	1,775,292
Brent P. Chappell	550,000	—	2,200	884,985
Caroline L. Chikhale	350,000	—	—	241,752

(1)
Represents base salaries and change in control provisions in effect at December 31, 2014.

(2)
Represents the target amount payable to participants in the Annual Cash Bonus Incentive Plan for 2014. For Mr. Chappell and Ms. Chikhale, assumes no bonus was paid because they were not participants in the Annual Cash Bonus Incentive Plan in 2014 and their bonuses were within the discretion of the Compensation Committee.

(3)
Assumes the value of benefits for a period required by the named executive officer's employment agreement is at the same monthly amount paid for her or his medical, dental and vision insurance in 2014.

(4)
For unvested restricted common stock, this amount represents the closing market price as reported by the NYSE on December 31, 2014.

(5)
The employment agreements for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin contain "cut back" provisions to reduce severance benefits if an excise tax otherwise would be due and payable by them. We have assumed that no severance benefits would be cut back under the named executive officer's employment agreement. The actual severance benefits payable to the named executive officer may be less than the amounts shown above as a result of the application of the cut back.

DIRECTOR COMPENSATION

        Compensation for the Board of Directors currently consists of quarterly fees and periodic equity awards. One member of the Board, Ms. Simpson, is employed by us and therefore is not entitled to receive additional compensation for her services as director. Compensation information related to Ms. Simpson is included in the previous discussion and tables related to executive compensation.

        Concurrent with its review of executive officer compensation described in "Executive Compensation Review" on page 23 of this proxy statement, PM&P also conducted a competitive assessment of the compensation of non-employee members of the Board. The assessment was completed in February 2014. The Board of Directors considered the results of the assessment and recommendations and approved the following revisions, effective July 1, 2014, to our non-employee director compensation program to better align with peer group levels and best practices:

  •
  Retainer and meeting fees. Increased the retainer for Board service to $45,000 and eliminated Board meeting fees.

  •
  Equity grants. Changed the equity award practices to grant a fixed dollar value of $90,000 in restricted common stock annually for Board service, rather than a fixed number of shares. The restricted common stock vests ratably over a one year period from the grant date.

  •
  Committee chairman and member fees. Increased the retainer for Committee Chairman to $20,000 for the Audit Committee, and $15,000 for each of the Compensation and Nominating and Corporate Governance Committees. Additionally, committee meeting fees were eliminated and replaced with retainers of $5,000 for service on each committee.

  •
  Lead Independent Director fee. Increased the retainer for the Lead Independent Director to $20,000.

  •
  Stock ownership guidelines. Substantially increased stock ownership requirements for non-employee directors to a multiple of five times the level of the Board retainer to be achieved within five years.

Director Compensation for the Year ended December 31, 2014

        The following table presents information regarding the compensation earned by or paid to non-employee members of the Board for their services in 2014.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total

Boyd W. Hendrickson	$65,283	$84,105	$—	$149,388
Edmund C. King	53,928	84,105	—	138,033
James J. Pieczynski	51,065	199,395	44,400	294,860
Devra G. Shapiro	61,383	84,105	—	145,488
Timothy J. Triche	66,383	84,105	—	150,488

(1)
Please see "Equity Awards" below for the aggregate number of stock awards and option awards outstanding at year end. Represents the fair value on the grant date of the stock awards and option awards granted. Under U.S. generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted is generally recognized over the vesting periods applicable to the awards. For a discussion of the assumptions and methodologies used to value the stock awards and option awards granted refer to Note 10. Equity of Notes to Consolidated Financial Statements included in our company's 2014 Annual Report on Form 10-K.

Quarterly Board and Meeting Fees

        The following table represents the schedule of meeting fees and quarterly fees for each non-employee director in effect during 2014:

Type of Fee(1)	January to May	June to December

Quarterly Fee	$7,000	$11,250
Quarterly Lead Independent Director Fee	4,000	5,000
Quarterly Audit Committee Chairman Fee	4,000	5,000
Quarterly Compensation Committee Chairman Fee	2,750	3,750
Quarterly Nominating Committee Chairman Fee	2,750	3,750
Meeting Fee(2)	1,600	—
Committee Meeting Fee(2)	1,100	—
Quarterly Committee Membership Fee(2)	—	1,250

(1)
Additionally, we reimburse non-employee directors for travel expenses incurred in connection with their duties as our director. Travel expense reimbursements are not included in this table.

(2)
The board meeting and committee meeting fees were paid to each non-employee director for attendance in person or telephonically at each meeting of the Board of Directors or of any committee meeting held on a day on which the Board did not meet. If a committee meeting was held on a day on which a meeting of the Board is held, no fee was paid for the committee meeting. Effective June 1, 2014, each non-employee director is paid for being a committee member and no longer paid for each board and committee meeting.

Equity Awards

        Directors participate in the 2008 Equity Participation Plan which permits the Compensation Committee to grant nonqualified stock options or restricted common shares to directors from time-to-time. In 2014, in connection with his appointment to the Board, the Compensation Committee granted 15,000 stock options and 3,000 shares of restricted common stock to Mr. Pieczynski at $38.43 per share. These shares vest ratably over a three-year period from the grant date. Additionally, the Compensation Committee granted 2,100 shares of restricted common stock at $40.05 per share to each non-employee director. These shares vest ratably over a one-year period from the grant date. The following table presents the number of outstanding and unexercised option awards and the number of unvested shares of restricted common stock held by each of our non-employee directors at December 31, 2014.

Name	Number of options outstanding		Number of unvested shares of restricted common stock outstanding

Boyd W. Hendrickson	—		4,167	(5)
Edmund C. King	3,334	(1)	4,167	(5)
James J. Pieczynski	15,000	(2)	5,100	(6)
Devra G. Shapiro	15,000	(3)	4,167	(5)
Timothy J. Triche	10,000	(4)	4,167	(5)

(1)
3,334 vested on May 15, 2010

(2)
5,000 vests on March 1, 2015, 2016 and 2017

(3)
5,000 vested on July 30, 2010, 2011 and 2012

(4)
3,333 vested on May 15, 2008 and 2009; 3,334 vested on May 15, 2010

(5)
Vests as follows: 667 on May 23, 2015; 700 on May 22, 2015 and 2016; 2,100 on June 9, 2015

(6)
Vests as follows: 1,000 on March 1, 2015, 2016 and 2017; 2,100 on June 9, 2015

 COMPENSATION COMMITTEE REPORT

        This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that LTC specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Executive Compensation Discussion and Analysis for 2014. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Executive Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee*
Timothy J. Triche, MD, Chairman Edmund C. King James J. Pieczynski Devra G. Shapiro

*
Boyd W. Hendrickson joined the Compensation Committee on February 9, 2015. Mr. Hendrickson did not participate in the matters discussed in this Compensation Committee Report.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee in 2014 consisted of Timothy J. Triche, Edmund C. King, James J. Pieczynski and Devra G. Shapiro, all of whom are independent directors. None of the members of the Compensation Committee are, or have been, officers or employees of our company. There are no "interlocks" as defined by SEC rules with respect to any member of the Compensation Committee of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following table presents information as of April 10, 2015 with respect to the beneficial ownership of our common stock by (1) each person who is known by us to own beneficially more than 5% of our common shares based on the most recent Schedule 13D or 13G filings made by such person with the SEC pursuant to SEC rules and regulations, (2) each director and director nominee, (3) each named executive officer identified in the summary compensation table on page 32 of this proxy statement, and (4) the current directors and executive officers as a group.

Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares in Class(2)

Principal Stockholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	Common Stock	4,998,636	(3)	14.1%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	4,927,997	(4)	13.9%
Vanguard Specialized Funds—Vanguard REIT Index Fund	Common Stock	2,588,146	(5)	7.3%
100 Vanguard Boulevard
Malvern, PA 19355
AllianceBernstein LP 1345 Avenue of the Americas New York, NY 10105	Common Stock	2,548,691	(6)	7.2%
National Health Investors, Inc. 222 Robert Rose Drive Murfreesboro, TN 37129	Common Stock	2,075,000	(7)	5.5%
Named Executive Officers:
Wendy L. Simpson	Common Stock	325,500		*
Pamela J. Shelley-Kessler	Common Stock	101,252	(8)	*
Clint B. Malin	Common Stock	86,416		*
Brent P. Chappell	Common Stock	26,500		*
Caroline L. Chikhale	Common Stock	10,381		*
Directors and Director Nominees: +
Boyd W. Hendrickson	Common Stock	11,267		*
Edmund C. King	Common Stock	45,685	(9)(10)	*
James J. Pieczynski	Common Stock	15,100	(9)	*
Devra G. Shapiro	Common Stock	26,700	(9)	*
Timothy J. Triche	Common Stock	39,302	(9)	*
All current directors and executive officers as a group (11 persons)	Common Stock	698,503	(8)(9)(10)	2.0%

*
Less than 1%

+
Does not include information concerning Ms. Simpson, for whom information is provided under the Named Executive Officers heading above.

(1)
Except as otherwise noted below, all shares are owned beneficially by the individual or entity listed with sole voting and/or investment power.

(2)
For purposes of computing the percentages, the number of shares outstanding on April 10, 2015 was 35,540,762.

(3)
Based upon information contained in a Schedule 13G/A filed with the SEC on January 9, 2015 by BlackRock, Inc. ("BlackRock") with respect to the ownership of our common stock as of December 31, 2014, BlackRock beneficially owns 4,998,636 shares. BlackRock has the sole power to vote or to direct the vote of 4,886,811 shares and sole power to dispose or to direct the disposition of 4,998,636 shares.

(4)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 11, 2015 by The Vanguard Group, Inc. ("VGI") with respect to the ownership of our common stock as of December 31, 2014, VGI beneficially owns 4,927,997 shares. VGI has the sole power to vote or to direct the vote of 100,033 shares and sole power to dispose of or to direct the disposition of 4,848,164 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of VGI, is the beneficial owner of 48,033 shares of our common stock outstanding as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of VGI, is the beneficial owner of 83,800 shares of our common stock outstanding as a result of its serving as investment manager of Australian investment offerings.

(5)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 6, 2015 by Vanguard Specialized Funds—Vanguard REIT Index ("Vanguard REIT") with respect to ownership of our common stock as of December 31, 2014, Vanguard REIT beneficially owns and has sole power to vote or to direct the vote over 2,588,146 shares.

(6)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2015 by AllianceBernstein, LP ("AllianceBernstein") with respect to the ownership of our common stock as of December 31, 2014, AllianceBernstein beneficially owns 2,548,691 shares. AllianceBernstein has the sole power to vote or to direct the vote of 2,155,516 shares and sole power to dispose or to direct the disposition of 2,548,691 shares.

(7)
Includes 75,000 shares of common stock owned directly and 2,000,000 shares of common stock issuable upon conversion of preferred stock. Based upon information in our company's register of stockholders, National Health Investors, Inc. ("NHI") directly owns 75,000 shares of our common stock. In addition, as reflected in our records and as disclosed in NHI's Annual Report on Form 10-K for the year ended December 31, 2014, NHI owns our Series C Cumulative Convertible Preferred Stock which has an option to convert at a price of $19.25 per share into 2,000,000 shares of common stock as of December 31, 2014. For the purpose of computing this percentage, the number of shares subject to conversion is deemed to be outstanding only for the calculation of NHI's percent of class calculation.

(8)
Includes 1,000 shares of common stock held by spouse in an individual retirement account.

(9)
Includes shares purchasable by such individual upon exercise of outstanding options that are presently exercisable or will become exercisable within 60 days of April 10, 2015 as follows:

Director and Director Nominees:	Exercisable Outstanding Options

Edmund C. King	3,334
James J. Pieczynski	5,000
Devra G. Shapiro	15,000
Timothy J. Triche	10,000

(10)
Includes 1,575 shares of common stock held by spouse in an individual retirement account.

Securities Authorized for Issuance under Equity Compensation Plans

        Securities authorized for issuance under equity compensation plans as of December 31, 2014 is as follows:

Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	43,334	$29.16	92,521
Equity compensation plans not approved by security holders	—	—	—

Total	43,334	$29.16	92,521

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

        We have adopted a written policy that addresses related person transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Act. Under our Related Person Transaction Policy, a related person of our company includes a director, a director nominee, an executive officer, a stockholder beneficially owning a 5% voting interest in our company, or an immediate family member of any of the foregoing. Under the policy, any transaction in which a related person has a direct or indirect material interest and where the amount exceeds $120,000 must be approved by disinterested members of the Board of Directors.

        In determining whether to approve or ratify a related person transaction, the Board of Directors will take into account, whether (i) the terms are fair to our company and on the same basis generally available to an unrelated person, (ii) there are business reasons for our company to enter into the transaction, (iii) it would impair independence of an outside director, and (iv) it would present an improper conflict of interest, taking into account factors that the Board deems relevant.

Transactions with Related Persons

        There were no transactions within the scope of our Related Person Transactions Policy since the beginning of 2014 nor are any current proposed.

Director Independence

        In accordance with NYSE listing standards, our Corporate Governance Guidelines provide that:

  •
  A director who is, or has been within the last three years, an employee of our company, or whose immediate family member is, or has been within the last three years an executive officer of our company may not be deemed independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

  •
  A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of our company will not be considered in determining independence under this test.

  •
  A director who is, or whose immediate family member is, a current partner of a firm that is our company's external auditor; a director who is a current employee of such a firm; a director who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our company's audit within that time may not be deemed independent.

  •
  A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our company's present executive officers at the time serves or served on that company's compensation committee may not be deemed independent.

  •
  A director who is a current employee or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, our company for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, may not be deemed independent.

        Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in 2014. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

        The Board has affirmatively determined that each of the current directors standing is independent within the meaning of our director independence standards, except for Ms. Simpson because of her employment as a senior executive officer of our company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        Ernst & Young LLP audited our financial statements during year ended December 31, 2014 and have been our auditors since our organization in May 1992. Their fees for the last two fiscal years were:

	2014	2013

Audit Fees	$520,000	$496,045
Audit-Related Fees	—	—
Tax Fees	61,583	54,680
All Other Fees	—	—

Audit Fees

        For 2014 and 2013, these fees represent aggregate fees billed for professional services rendered for the audit of our annual financial statements and internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and work on securities and other filings with the SEC, including comfort letters and consents.

Tax Fees

        These fees represent aggregate fees billed for services rendered for tax compliance and consultation, including REIT qualification matters during 2014 and 2013.

        All audit, audit related and tax services were pre-approved by the Audit Committee. On an annual basis the Audit Committee pre-approves specifically described audit, audit-related and tax services to be performed by Ernst & Young LLP. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve non-audit services to be performed by Ernst & Young LLP, provided that the Chairman shall report any decision to pre-approve such non-audit services to the full Audit Committee at its next regular meeting.

        In accordance with Section III, Item 6 of the Audit Committee Charter, the Audit Committee reviewed the effectiveness of Ernst & Young LLP's audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services provided. The Audit Committee concluded that the provision of the non-audit services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Audit Committee of the Board of Directors has oversight of all compliance related to financial matters, Securities and Exchange Commission reporting and auditing. Additionally, it is the Audit Committee's duty to review annually the Audit Committee Charter and recommend any changes to the Board.

        The Audit Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the integrity of LTC's financial statements, LTC's financial reporting process and the independence and performance of the independent registered public accounting firm. It is the responsibility of LTC's management to prepare financial statements in accordance with U.S. generally accepted accounting principles and of LTC's independent registered public accounting firm to audit those financial statements. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate, compensate and retain, approve significant non-audit services, confirm the independence of the independent registered public accounting firm and, where appropriate, replace the independent registered public accounting firm. Additionally, the Audit Committee determines the extent of funding that LTC must provide to it.

        Management is responsible for LTC's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of LTC's consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, LTC's independent registered public accounting firm. Management represented to the Audit Committee that LTC's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

        Additionally, the Audit Committee has received the written disclosures and the letter required by the Public Company Accounting Oversight Board's Ethic and Independence Rule 3526 (Communications with Audit Committees Concerning Independence), as amended, from Ernst & Young LLP and has discussed with Ernst & Young LLP its independence from LTC and its management. The Audit Committee also has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining its independence.

        Further, the Audit Committee periodically meets with Ernst & Young LLP, without management present, to discuss the results of their examinations, the evaluations of LTC's internal controls and the overall quality of LTC's financial reporting.

        During the past year, the Audit Committee met with Ernst & Young LLP seven times in total and without management present once.

        Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Charter, the Audit

Committee recommended to the Board that the audited financial statements be included in LTC's 2014 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee
Devra G. Shapiro, Chairman Boyd W. Hendrickson Edmund C. King James J. Pieczynski Timothy J. Triche, MD

 RISK OVERSIGHT

        Management continually monitors the material risks facing our company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management's identification of, planning for, and managing those risks. The Board may delegate to its committees oversight responsibility for those risks that are directly related to their area of focus. Pursuant to its charter, the Audit Committee has the responsibility and duty to review the financial, investment and risk management policies followed by our company in operating its business activities. The full Board reviews risks that may be material to our company, including those detailed in the Audit Committee's reports and as disclosed in our quarterly and annual reports filed with the SEC. We believe that our leadership structure also enhances the Board's risk oversight function. Due to her role as Chief Executive Officer, and President, and knowledge of our company and industry, Ms. Simpson is well-positioned to lead Board discussions on risk areas. Ms. Simpson regularly discusses with management the material risks facing our company and is also expected to report candidly to her fellow directors on her assessment of those material risks. This structure fosters greater communication between management and the Board on matters including with respect risk.

OTHER MATTERS

        Other business may properly come before the 2015 Annual Meeting of Stockholders, and in that event, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. However, we have not received timely and proper notice from any stockholder of any other matter to be prepared at the 2015 Annual Meeting. Our management and Board of Directors know of no matters to be brought before the 2015 Annual Meeting other than as described in this proxy statement.

Stockholder Proposals

        Stockholder proposals intended to be presented at the 2016 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement by December 26, 2015 and otherwise comply with SEC rules and regulations governing inclusion of such proposals. Stockholders intending to present proposals should note that December 26, 2015 is a Saturday. Any proposal received after December 26, 2015 will be untimely, in accordance with SEC rules and regulations.

        Matters (other than nominations of candidates for election as directors) may be brought before the meeting by stockholders only by complying with the procedure set forth in our company's Bylaws, which in summary requires that notice be delivered to our principal executive offices not less than 60 days nor more than 150 days prior to the anniversary of the 2015 Annual Meeting of Stockholders. Each such stockholder notice shall set forth (i) as to each matter the stockholder proposes to bring before the 2016 Annual Meeting, (a) a brief description of the matter desired to be brought before the 2016 Annual Meeting and the reasons for bringing such matter before the 2016 Annual Meeting and (b) any material interest of the stockholder in such matter; and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on our books, of such stockholder and any other stockholders known by such stockholder to be supporting the bringing of such matter before the 2016 Annual Meeting as of the date of such stockholder notice and (b) the class and number of shares of our capital stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholder known by such stockholder to be supporting the bringing of such matter before the 2016 Annual Meeting as of the date of such stockholder notice.

        For information regarding nominating candidates for election as directors, please see "Consideration of Director Nominees" on page 5 of this proxy statement.

Householding

        We have adopted a procedure permitted by SEC rules called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect dividend check mailings.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and Proxy Statement and the accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company, at 866-708-5586.

        If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders, Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please also contact our transfer agent, American Stock Transfer & Trust Company, at 866-708-5586.

        "Street name" beneficial owners can request information about householding from their banks, brokers, or other nominee holders of record.

Directions

        Directions to the Four Seasons Hotel, Two Dole Drive, Westlake Village, CA 91362.

US-101 North	US-101 South
• Exit Lindero Canyon Road	• Exit Lindero Canyon Road
• Turn right onto Lindero Canyon Road	• Turn left onto Lindero Canyon Road
• Turn left onto Via Colinas	• Turn left onto Via Colinas
• Turn left onto Via Rocas	• Turn left onto Via Rocas
• Turn left onto Dole Drive; the entrance to the Hotel will be on the right	• Turn left onto Dole Drive; the entrance to the Hotel will be on the right

By Order of the Board of Directors

PAMELA J. SHELLEY-KESSLER
Westlake Village, California April 24, 2015	Executive Vice President, Chief Financial Officer and Corporate Secretary

Appendix A

RECONCILIATIONS OF NON-GAAP
FINANCIAL MEASURES

NORMALIZED FUNDS FROM OPERATIONS(1)
 (Unaudited, amounts in thousands, except per share amounts)

	Year Ended December 31,
	2014	2013

Net income available to common stockholders	$69,645	$54,159
Add: Depreciation and amortization (including continuing and discontinued operations)	25,529	23,706
Less: Gain on sale of real estate, net	(4,959)	(1,605)

FFO available to common stockholders(1)	90,215	77,260
Add: Non-recurring one-time items	—	2,687

Normalized FFO available to common stockholders	90,215	79,947
Effect of dilutive securities:
Participating securities	481	383
Convertible preferred stock	3,273	3,273

Diluted normalized FFO available to common stockholders	$93,969	$83,603

Shares for basic FFO per share	34,617	33,111
Effect of dilutive securities:
Stock options	23	31
Participating securities	226	200
Convertible preferred securities	2,000	2,000

Shares for diluted FFO per share	36,866	35,342

Based normalized FFO per share	$2.61	$2.41
Diluted normalized FFO per share	$2.55	$2.37

(1)
Funds From Operations ("FFO") is a supplemental measure of a real estate investment trust's ("REIT") financial performance that is not defined by U.S. generally accepted accounting principles ("GAAP"). Investors, analysts and our management and board of directors use FFO as a supplemental measure of operating performance. We believe FFO is helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO facilitates like comparisons of operating performance between periods. Additionally, we believe that normalized FFO provides useful information because it allows investors, analysts, our management and the Board of Directors to compare our company's operating performance on a consistent basis without having to account for differences caused by unanticipated items. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in the reconciliation. Our company's computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of our company; therefore, caution should be exercised when comparing our company's FFO to that of other REITs.

  DEBT TO NORMALIZED EBITDA(1)
   (Unaudited, amounts in thousands)

Year Ended December 31, 2014

Bank borrowings	$—
Senior unsecured notes	281,633
Bonds payable	—

Total debt	$281,633

Net income	$73,399
Less: Gain on sale of real estate, net	(4,959)
Add: Interest expense	13,128
Add: Depreciation and amortization (including continuing and discontinued operations)	25,529

Adjusted EBITDA	107,097
Add: Non-recurring one-time items	—

Normalized EBITDA	$107,097

Debt to Normalized EBITDA	2.6x

(1)
Adjusted EBITDA, Normalized EBITDA, and debt to Normalized EBITDA are supplemental measures of a REIT's financial performance that are not derived in accordance with GAAP. Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization, but excluding gains or losses from real estate dispositions. Normalized EBITDA is Adjusted EBITDA excluding non-recurring, one-time items. Debt to Normalized EBITDA is our company's total debt as a percentage of Normalized EBITDA. Our management and board of directors measure operating performance, liquidity, and credit strength in terms of coverage ratios such as Debt to Normalized EBITDA. Coverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of REITs. Adjusted EBITDA, Normalized EBITDA, and Debt to Normalized EBITDA are not alternatives to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with GAAP. You should not rely on Adjusted EBITDA, Normalized EBITDA, and Debt to Normalized EBITDA as substitutes for any GAAP financial measures. You should not consider these non-GAAP numbers in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Our company's computation of Adjusted EBITDA, Normalized EBITDA and Debt to Normalized EBITDA may not be comparable to non-GAAP measures reported by other REITs that do not use, or have different interpretations of, Adjusted EBITDA, Normalized EBITDA Debt to Normalized EBITDA; therefore, caution should be exercised when comparing our company's non-GAAP measures to that of other REITs.

DEBT TO ENTERPRISE VALUE(1)
 (Unaudited, amounts in thousands)

Year Ended December 31, 2014

Bank borrowings	$—
Senior unsecured notes	281,633
Bonds payable	—

Total debt	281,633
Preferred stock—Series C(2)	38,500
Common stock market value(3)	1,531,683

Total equity	1,570,183
Total market value	1,851,816
Less: Cash and cash equivalents	(25,237)

Enterprise value	$1,826,579

Debt to Enterprise Value	15.4%

(1)
Enterprise Value is calculated as the sum of our company's total debt and market value of outstanding securities, less cash and cash equivalents. Debt to Enterprise Value is our company's total debt as a percentage of Enterprise Value. Our management and board of directors measure operating performance, liquidity, and credit strength in terms of leverage ratios such as Debt to Enterprise Value. Leverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of REITs. Enterprise Value and Debt to Enterprise Value are not alternatives to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with GAAP. You should not rely on Enterprise Value and Debt to Enterprise Value as substitutes for any GAAP financial measures. You should not consider these non-GAAP numbers in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Our company's computation of Enterprise Value and Debt to Enterprise Value may not be comparable to non-GAAP measures reported by other REITs that do not use, or have different interpretations of, Enterprise Value and Debt to Enterprise Value; therefore, caution should be exercised when comparing our company's non-GAAP measures to that of other REITs.

(2)
Non-traded shares. Two million shares outstanding with a face rate of 8.5% and a liquidation value of $19.25 per share, convertible into common stock on a one-for-one basis. Our Series C preferred stock is not redeemable by us.

(3)
At December 31, 2014, we had 35,480,261 shares outstanding. Closing price of our common shares as reported on the New York Stock Exchange on December 31, 2014 was $43.17 per share.

Appendix B

THE 2015 EQUITY PARTICIPATION PLAN
OF
LTC PROPERTIES, INC.

        LTC Properties, Inc., a Maryland corporation ("Company"), originally adopted The 2008 Equity Participation Plan of LTC Properties, Inc. ("the 2008 Plan"), effective June 10, 2008, for the benefit of its eligible employees, consultants and directors. The Company now desires to adopt a new plan, The 2015 Equity Participation Plan of LTC Properties, Inc. (the "Plan"). The Company has terminated the 2008 Plan, contingent with the adoption of this Plan. All outstanding awards granted under the 2008 Plan shall remain subject to the terms of the 2008 Plan.

        The purposes of the Plan are as follows:

        (1)   To provide an additional incentive for Independent Directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success;

        (2)   To enable the Company to obtain and retain the services of Independent Directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will impact the growth, development and financial success of the Company; and

        (3)   To encourage participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and align the economic interests of the participants with those of the stockholders.

ARTICLE I.

DEFINITIONS

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

        "Administrator" shall mean the party that conducts the general administration of the Plan as provided in Article XII. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee, unless the Board has assumed the authority for administration of the Plan generally as provided in Section 12.2.

        "Award" shall mean an Option, Restricted Stock, Restricted Stock Unit, a Performance Award, Dividend Equivalents, Deferred Stock, Stock Payment or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, "Awards").

        "Award Agreement" shall mean a written agreement executed by an authorized director or officer of the Company and the Holder which contains such terms and conditions with respect to an Award as the Administrator or Committee shall determine, consistent with the Plan.

        "Award Limit" shall mean two hundred thousand (200,000) shares of Common Stock, as adjusted pursuant to Section 13.3 of the Plan.

        "Base-Line Value" shall mean the base value assigned to each Restricted Stock Unit by the Administrator, in his discretion, as of the date of grant and set forth in the Award Agreement.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" unless otherwise defined in an individual's employment agreement (or, as applicable, independent directorship agreement or consultancy agreement) shall mean a Separation From Service if, and only if, it is based upon (i) conviction of a felony; or (ii) material disloyalty to the Company or its Subsidiaries such as embezzlement, misappropriation of corporate assets; or (iii) breach of an employment (or other similar consultancy or directorship) agreement not to engage in business for another enterprise of the type engaged in by the Company or its Subsidiaries, except where expressly permitted under such agreement; or (iv) the engaging in unethical or illegal behavior which is of a public nature, brings the Company or its Subsidiaries into disrepute, and results in material damage to the Company or its Subsidiaries; or (v) a material breach of an employment (or other similar consultancy or directorship) agreement which causes material and demonstrable harm to the Company or its Subsidiaries.

        "Change in Control" shall mean, unless otherwise defined in an Award Agreement, a change in ownership or control of the Company effected through any of the following transactions:

          (a)   any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) or more of the total combined voting power of the Company's then outstanding securities; or

          (b)   the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty six and two-thirds percent (66 2/3%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, directly or indirectly, becomes the beneficial owner of securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

          (c)   the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or

          (d)   a majority of members of the Board of Directors of the Company cease to be Continuing Directors.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

        "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

        "Company" shall mean LTC Properties, Inc., a Maryland corporation.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date the Plan was approved, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

          (a)   a merger, consolidation or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Plan and all Awards are assumed by the successor entity;

          (b)   the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

          (c)   any reverse merger in which the Company is the surviving entity but in which securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

        "Coupled Stock Appreciation Right" shall mean an Award granted under Section 10.2 of the Plan.

        "Covered Employee" shall means either a "Covered Employee" within the meaning of Section 162(m) of the Code or an individual who the Committee has identified as a potential Covered Employee within the meaning of Section 162(m) of the Code.

        "CSAR" shall mean a Coupled Stock Appreciation Right.

        "Deferred Stock" shall mean Common Stock awarded under Section 9.5 of the Plan.

        "Director" shall mean a member of the Board.

        "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9.3 of the Plan.

        "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" of a Restricted Stock Unit or share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the date of grant, or if shares were not traded on the date of grant, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the date of grant as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith through the reasonable application of a reasonable valuation method.

        "Good Reason" shall have the meaning defined in an individual's employment agreement (or as applicable, independent directorship agreement or consultancy agreement). If an individual is not subject to an employment agreement (or as applicable, an independent directorship agreement or consultancy agreement) or such agreement does not define "Good Reason," then a Separation From Service for Good Reason shall not exist for such individual.

        "Grantee" shall mean an Employee, Independent Director or consultant granted an Award under the Plan.

        "Holder" shall mean a person who has been granted or awarded an Award.

        "Incentive Stock Option" shall mean an Option that is designated as an Incentive Stock Option by the Committee to the extent such Option complies with the applicable provisions of Section 422 of the Code.

        "Independent Director" shall mean a member of the Board who is not an Employee.

        "Independent Stock Appreciation Right" shall mean an Award granted under Section 10.3 of the Plan.

        "ISAR" shall mean an Independent Stock Appreciation Right.

        "Non-Qualified Stock Option" shall mean an Option that is not designated as an Incentive Stock Option by the Committee, or an Option that is designated as an Incentive Stock Option to the extent such Option does not comply with the provisions of Section 422 of the Code.

        "Option" shall mean an Award granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

        "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under the Plan.

        "Performance Award" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.2 of the Plan.

        "Performance Based Compensation Award" shall mean an Award designated by the Committee that is intended to qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

        "Performance Criteria" shall mean the following business criteria with respect to the Company or any Subsidiary: (a) net income; (b) performance of investments; (c) cash flow; (d) earnings per share; (e) return on equity; (f) return on invested capital or assets; (g) total shareholder return; (h) cost reductions or savings; (i) funds from operations; (j) adjusted funds from operations; (k) funds available for distribution; (l) appreciation in the fair market value of the Company common stock; (m) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (n) new investments; and (o) credit metrics. In addition, to the degree consistent with the Code, the Performance Criteria may be calculated without regard to extraordinary, unusual and/or non-recurring items.

        "Performance Goals" shall mean the one or more goals for the performance period established by the Committee. The Committee shall establish the Performance Goals for Performance Based Compensation Awards within the first ninety (90) days of the performance period (or if longer, within the maximum period allowed pursuant to Section 162(m) of the Code) based upon the Performance Criteria.

        "Performance Year" shall mean the Company's fiscal year.

        "Plan" shall mean The 2015 Equity Participation Plan of LTC Properties, Inc., as set forth herein and as amended from time to time.

        "Restricted Stock" shall mean Common Stock awarded under Article VII of the Plan.

        "Restricted Stockholder" shall mean an Employee, Independent Director or consultant granted an Award of Restricted Stock under Article VII of the Plan.

        "Restricted Stock Unit" means an incentive unit granted under Article VIII. Each Restricted Stock Unit will be will be deemed to be the equivalent of one share of Common Stock of the Company.

        "Rule 16b-3" shall mean Rule 16b-3 under the Exchange Act, amended from time to time.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Separation From Service" shall mean (i) with respect to an Employee, the termination of his or her employment with the Company and all Subsidiaries that constitutes a "separation from service" within the meaning of Treasury Regulation Section 1.409A-1(h)(1); (ii) with respect to a consultant of the Company or any Subsidiary, the expiration of his or her contract or contracts under which services are performed that constitutes a "separation from service" within the meaning of Treasury Regulation Section 1.409A-1(h)(2); or (iii) with respect to an Independent Director, the date on which such Independent Director ceases to be a member of the Board for any reason.

        "Stock Appreciation Right" shall mean an Award granted under Article X of the Plan.

        "Stock Payment" shall mean an Award granted under Section 9.4 of the Plan.

        "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II.

SHARES SUBJECT TO PLAN and other limitations

        2.1    Aggregate Limit on Shares Subject to Plan and Individual Award Limits.

          (a)   The shares of stock subject to Awards shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of Options or in connection with any other Awards under this Plan shall not exceed one million four hundred thousand (1,400,000).

          (b)   The Administrator may not grant to any individual in any calendar year Stock Options, Restricted Stock, Restricted Stock Units, Independent Stock Appreciation Rights, Performance Awards, Stock Payments and Deferred Stock representing in the aggregate a number of shares in excess of the Award Limit. For this purpose, a Performance Award payable in cash shall represent a number of shares equal to the amount of such cash divided by the Fair Market Value of a share of Common Stock on the date the Performance Award is granted. The Administrator may not grant to any individual in any calendar year Divided Equivalents in excess of the aggregate number of Stock Appreciation Rights, Deferred Stock Awards and Performance Awards payable in shares of Common Stock granted to such individual in such calendar year. The Administrator may not grant to any individual in any calendar year Coupled Stock Appreciation Rights in excess of the Options granted to such individual in such calendar year.

ARTICLE III.

GRANTING OF AWARDS

        3.1    Award Agreement.    Each Award shall be evidenced by a written Award Agreement. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        3.2    Consideration.    In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one

(1) year (or such shorter period as may be fixed in the Award Agreement, an applicable employment agreement, or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). The Committee may waive this requirement in the event of a Change in Control.

        3.3    At-Will Employment.    Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without Cause and with or without notice, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company or any Subsidiary.

        3.4    Repricing.    The Committee may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification results in a repricing, shareholder approval shall be required before the repricing is effective.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,
CONSULTANTS AND INDEPENDENT DIRECTORS

        4.1    Eligibility.    Any Employee or consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted Options. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Sections 4.5 and 4.6. An Option shall give the Optionee the right to purchase shares of Common Stock under the terms and conditions set forth in the Award Agreement applicable to the Option.

        4.2    Disqualification for Stock Ownership.    No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

        4.3    Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee.

        4.4    Granting of Options to Employees and Consultants.

          (a)   The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

              (i)  Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

             (ii)  Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

            (iii)  Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

            (iv)  Determine the terms and conditions of such Options, consistent with the Plan.

          (b)   Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

          (c)   Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code, provided that no such modification may result in the imposition on the Optionee of a twenty percent (20%) tax pursuant to Section 409A(a)(1)(B) of the Code.

        4.5    Granting of Options to Independent Directors.    The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan determine (i) which Independent Directors, if any, should, in its opinion, be granted Non-Qualified Stock Options, (ii) subject to the Award Limit, determine the number of number of shares to be subject to such Options, and (iii) the terms and conditions of such Options, consistent with the Plan.

        4.6    Options in Lieu of Cash Compensation.    Options may be granted under the Plan to Employees and consultants in lieu of cash bonuses which would otherwise be payable to such Employees and consultants and to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.

TERMS OF OPTIONS

        5.1    Option Price.    The price per share of the shares subject to each Option granted to Employees and consultants shall be set by the Committee; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted; and provided further that in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

        5.2    Option Term.    The term of an Option granted to an Employee or consultant shall be set by the Committee in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from such date if the Option is an Incentive Stock Option granted to an individual then owning (directly and through application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Separation From Service or amend any other term or condition of such Option relating to such a Separation From Service. Notwithstanding the foregoing, the Committee may not extend the term of any outstanding Option beyond the earlier of (1) the original expiration date of the Option and (2) the ten-year anniversary of the grant date of the Option.

        5.3    Option Vesting.

          (a)   The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a consultant vests in the Optionee shall be set by the Committee in its sole and absolute discretion and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six (6) months and one (1) day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or consultant vests.

          (b)   No portion of an Option granted to an Employee or consultant which is unexercisable at Separation From Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or employment agreement or by action of the Committee following the grant of the Option.

          (c)   To the extent that the aggregate Fair Market Value of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such Common Stock is granted.

          (d)   Unless otherwise provided in an Award Agreement or employment agreement, in the event of an Optionee's Separation From Service without Cause or for Good Reason during the twelve (12) month period following a Change in Control, Options shall become fully vested as of the date of the Separation from Service, or because of the Optionee's death or disability.

ARTICLE VI.

EXERCISE OF OPTIONS

        6.1    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

        6.2    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his/her office:

          (a)   A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

          (b)   Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, (i) placing legends on share certificates or, if shares are uncertificated, noting such legends on the book entry account for the shares, and (ii) issuing stop-transfer notices to agents and registrars;

          (c)   In the event that the Option shall be exercised pursuant to Section 13.1 by any person or persons (other than the Optionee), who have been transferred an Option pursuant to Section 13.1, appropriate proof of the right of such person or persons to exercise the Option; and

          (d)   Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion

  (i) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the excess of the aggregate exercise price of the Option or exercised portion thereof over the Option price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, in accordance with a cashless exercise program under which, if so instructed by the Optionee, shares of Common Stock may be issued directly to the Optionee's broker or dealer who in turn will sell the shares and pay the Option price in cash to the Company from the sale proceeds; or (iv) allow payment through any combination of the consideration provided in the foregoing clauses (i), (ii), and (iii).

        6.3    Conditions to Issuance of Stock Certificates.    The Company shall not be required to issue shares of Common Stock, either in certificated or uncertificated form, purchased upon the exercise of any Option or portion thereof prior to the fulfillment of all of the following conditions:

          (a)   The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (b)   The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

          (c)   The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

          (d)   The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

          (e)   The receipt by the Company of full payment for such shares, including payment of any applicable tax withholdings, which in the discretion of the Administrator may be in the form of consideration used by the Optionee to pay for such shares under Section 6.2(d).

        6.4    Rights as Stockholders.    Optionees shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until such shares, in certificated or uncertificated form, have been issued by the Company to such Optionees.

        6.5    Ownership and Transfer Restrictions.    The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on any certificates evidencing such shares or, if the Restricted Stock is uncertificated, may be noted on the restricted book entry account for such shares and referred to on any notices or written statements that may be delivered to the Holders of such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Employee or (ii) one (1) year after the transfer of such shares to such Employee. The Administrator may direct that any certificates evidencing, or any notices or written statements regarding, shares acquired by exercise of any such Option refer to such requirement to give prompt notice of disposition.

        6.6    Additional Limitations on Exercise of Options.    Optionees may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

        7.1    Eligibility.    Subject to the Award Limit, shares of Restricted Stock may be awarded to any Employee or consultant selected by the Committee pursuant to Section 7.2 or any Independent Director who the Board determines should receive such an Award.

        7.2    Award of Restricted Stock.

          (a)   The Administrator may from time to time, in its absolute discretion:

              (i)  Determine which Employees are key Employees and select from among the key Employees, Independent Directors or consultants (including Employees, Independent Directors or consultants who have previously received other Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

             (ii)  Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

          (b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock.

          (c)   Upon the selection of a key Employee, Independent Director or consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

        7.3    Rights as Stockholders.    Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Restricted Stockholder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his/her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee and as set forth in the Award Agreement, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4 or such other restrictions as may be determined by the Committee.

        7.4    Restriction.    All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such terms, conditions and restrictions as the Administrator shall provide, which restrictions may include, without limitation, forfeiture of such shares in the event of Separation From Service prior to completion of a term of service and restrictions concerning voting rights and transferability, Company performance and individual performance and satisfaction of one or more Performance Criteria; provided, however, that, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Separation From Service prior to the termination or expiration of all restrictions; provided, however, unless otherwise provided in an Award Agreement or employment agreement, in the event of a Restricted Stockholder's Separation From Service without Cause or for Good Reason during the twelve (12) month period following a Change in Control, Restricted Stock shall become fully vested as of the date of the Separation from Service or because of the Restricted Stockholder's death or disability.

        7.5    Repurchase of Restricted Stock.    The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Separation From Service prior to the termination or expiration of all restrictions, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock.

        7.6    Escrow.    Unless otherwise determined by the Administrator, the Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of any certificates representing Restricted Stock or, if such Restricted Stock is uncertificated, shall cause such uncertificated shares of Restricted Stock to be held by the Company's transfer agent in a restricted book entry account, in each case until all of the restrictions imposed under the Award Agreement with respect to such shares of Restricted Stock terminate, expire or have been removed.

        7.7    Legend / Notice.    In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator, for all shares of Restricted Stock that are still subject to restrictions under Award Agreements, shall cause a legend or legends that make appropriate reference to the conditions imposed thereby to be placed on any certificates representing such shares, or, if such shares are in uncertificated form, shall cause the Company's transfer agent to note such legend or legends on the restricted book entry account for such shares and to issue such notices or written statements containing information on the conditions imposed under the Award Agreements to the Holders of such shares as may be required by law, the Company's charter and bylaws or otherwise deemed appropriate by the Company.

        7.8    Section 83(b) Election.    If a Restricted Stockholder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Restricted Stockholder would otherwise be taxable under Section 83(a) of the Code, the Restricted Stockholder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

        7.9    Restricted Stock in Lieu of Cash Compensation.    Restricted Stock may be awarded under the Plan to Employees and consultants in lieu of cash bonuses which would otherwise be payable to such Employees and consultants and to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE VIII.

RESTRICTED STOCK UNITS

        8.1    Grant of Restricted Stock Units.    Restricted Stock Units may be granted to any key Employee or consultant selected by the Committee or any Independent Director selected by the Board. Restricted Stock Units shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

        8.2    Awards of Restricted Stock Units.

          (a)   The Administrator may from time to time, in its absolute discretion:

              (i)  Determine which Employees are key Employees and select from among the key Employees, Independent Directors or consultants (including Employees, Independent Directors or consultants who have previously received other Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock Units; and

             (ii)  Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock Units, consistent with the Plan.

        8.3    Payment and Limitations on Exercise.

          (a)   Payment of Restricted Stock Units shall be made in Common Stock (based on its Fair Market Value as of the date of payment). Payment shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

          (b)   Grantees of Restricted Stock Units may be required to comply with any timing or other restrictions, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        8.4    Vesting.    Unless otherwise provided in an Award Agreement or employment agreement, in the event of a Holder's Separation From Service without Cause or for Good Reason during the twelve (12) month period following a Change in Control, Restricted Stock Units shall become fully vested as of the date of the Separation from Service or upon Holder's death or disability.

        8.5    No Rights as a Stockholder.    Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Common Stock represented by such Restricted Stock Units, unless and until such stock is transferred to the holder pursuant to the terms of this Plan and the applicable Award Agreement.

        8.6    Dividend Equivalents.    Subject to Section 9.3, the Administrator, in its sole discretion, may provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE IX.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,
STOCK PAYMENTS

        9.1    Eligibility.    Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, Awards of Deferred Stock, Awards of Restricted Stock Units and/or Stock Payments may be granted to any Employee who the Committee determines is a key Employee, any consultant who the Committee determines should receive such an Award or any Independent Director who the Board determines should receive such an Award.

        9.2    Performance Awards.    Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may be granted one or more Performance Awards. A Performance Award represents the right to receive a payment subject to satisfaction of any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular key Employee, Independent Director or consultant.

        9.3    Dividend Equivalents.    Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may be granted Dividend Equivalents. A Dividend Equivalent represents the right to receive payments in the amount of the dividend on a share of Common Stock. Dividend Equivalents shall be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator, provided that in no event may the payment of such cash or additional shares of Common Stock be contingent upon a Holder's exercise of an Option or Stock Appreciation Right.

        9.4    Stock Payments.    Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may receive Stock Payments in the manner determined from time to time by the Administrator. A Stock Payment represents the right to receive one share of Common Stock. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

        9.5    Deferred Stock.    Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may be granted an Award of Deferred Stock in the manner determined from time to time by the Administrator. Deferred Stock represents the right to receive one share of Common Stock in the future. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of Performance Criteria or other specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or satisfaction of Performance Criteria or other specific performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

        9.6    Term.    The term of a Performance Award, Dividend Equivalent, Deferred Stock and/or Stock Payment shall be set by the performance period.

        9.7    Exercise or Purchase Price.    The Administrator may establish the exercise or purchase price, if any, of a Performance Award, shares of Deferred Stock, or shares received as a Stock Payment.

        9.8    Exercise Upon Separation From Service.    A Performance Award, Dividend Equivalent, Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, Independent Director or consultant; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, Award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Separation From Service without Cause or for Good Reason following a Change in Control.

        9.9    Payment on Exercise.    Payment of the amount determined under Section 9.2 or 9.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

        9.10    Performance Award, Dividend Equivalent, Deferred Stock and/or Stock Payment in Lieu of Cash Compensation.    Performance Awards, Dividend Equivalents, Deferred Stock and/or Stock Payments may be awarded under the Plan to Employees and consultants in lieu of cash bonuses which would otherwise be payable to such Employees and consultants and to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

        9.11    Section 409A Compliance.    The Common Stock or cash payment distributable to a Holder pursuant to a Performance Award, Dividend Equivalent, Deferred Stock and/or Stock Payment shall be distributed to the Holder no later than two and one half (2 1/2) months following the end of the calendar year in which the Award vests or on a specified date or schedule or other distribution event permitted under Section 409A of the Code, in each case as set forth in the applicable Award Agreement.

 ARTICLE X.

STOCK APPRECIATION RIGHTS

        10.1    Grant of Stock Appreciation Rights.    A Stock Appreciation Right entitles the Holder to a payment equal to the excess of the Fair Market Value of the number of shares of Common Stock underlying the Stock Appreciation Right as of the date the Award is exercised over such Fair Market Value as of the date the Award is granted. A Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee or any Independent Director selected by the Board. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option or (ii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

        10.2    Coupled Stock Appreciation Rights.

          (a)   A CSAR is a Stock Appreciation Right that is related to a particular Option and is exercisable only when and to the extent the related Option is exercisable.

          (b)   A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

          (c)   A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefore an amount determined by multiplying the difference obtained by subtracting the exercise price of the CSAR from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

        10.3    Independent Stock Appreciation Rights.

          (a)   An Independent Stock Appreciation Right (ISAR) is a Stock Appreciation Right that is unrelated to any Option. ISARs shall have terms set by the Administrator and shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that the term of an ISAR shall not be more than ten (10) years from the date the ISAR is granted. An ISAR is exercisable only while the Grantee is an Employee, Independent Director or consultant; provided that the Administrator may determine that the ISAR may be exercised subsequent to Separation From Service without Cause or for Good Reason, or upon a Separation From Service without Cause or for Good Reason during the twelve (12) month period following a Change in Control, or because of the Grantee's retirement, death or disability, or otherwise, and provided further, that unless otherwise provided in the Award Agreement or employment agreement, ISARs shall become fully vested as of the date of a Separation From Service without Cause or for Good Reason during the twelve (12) month period following a Change in Control. Notwithstanding the foregoing, the Administrator may not extend the term of any outstanding ISAR beyond the earlier of (1) the original expiration date of the ISAR and (2) the ten-year anniversary of the grant date of the ISAR.

          (b)   An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

        10.4    Payment and Limitations on Exercise.

          (a)   Payment of the amount determined under Sections 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

          (b)   Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE XI.

SECTION 162(M) PERFORMANCE BASED COMPENSATION

        11.1    General Requirements.    To the extent that a Performance Award, a Stock Payment or an Award of Restricted Stock, Restricted Stock Units or Deferred Stock is intended to qualify as Performance Based Compensation Award, such Award must (1) be granted by the Committee; (2) be earned based on the achievement over a performance period established by the Committee of objective performance goals as are established by the Committee no later than ninety (90) days after the commencement of the performance period and not after twenty five percent (25%) of the performance period has elapsed; and (3) be paid only after the Committee has certified, after the completion of the performance period, that the Performance Goals have been met. To the extent that an Award of Options or Stock Appreciation Rights is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, such Award must be granted by the Committee.

        11.2    Performance Goals.    The objective Performance Goals shall be stated as specific amounts of, or specific changes in, one or more of the Performance Criteria. The objective Performance Goals need not be the same for different performance periods and for any performance period may be stated: (a) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing and (b) separately for one or more of the Holders, collectively for the entire group of Holders, or in any combination of the two.

        11.3    Certification of Performance.    As soon as practical following the availability of performance results for the completed performance period, the Committee shall determine whether, and to what extent, the Performance Goals have been satisfied.

        11.4    Attainment of Performance Goals.    The Committee certifies that the Performance Goals for a performance period were satisfied, the Awards shall be granted. To the extent that an Award is designated as a Performance Based Compensation Award, if the Committee certifies that the Performance Goals for a Covered Employee for a performance period have not been satisfied then the Covered Employee shall not receive an the Performance Based Compensation Award for the performance period

        11.5    Adjustment to Performance Goals.    The Committee is specifically authorized at any time during the first ninety (90) days of the performance period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such performance period to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of changes in applicable law, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, to the extent the exercise of such authority after the first ninety (90) days of the performance period would cause any Award granted for the performance period to fail to qualify as "Performance Based Compensation" under Section 162(m) of the Code, then only (a) Awards to Participants who are not Covered Employees and (b) Awards which are not performance based shall be adjusted.

        11.6    Committee Requirements.    Determinations by the Committee as to the establishment of Performance Goals, the amount potentially payable in respect of, the level of actual achievement of the specified Performance Goals relating to any Performance Award, a Stock Payment or an Award of Restricted Stock or Deferred Stock intended to qualify as Performance Based Compensation, and the amount of any such final Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award that the performance objectives relating to the such Award and other material terms of such Award upon which settlement of the Award was conditioned have been satisfied. To the extent that an Award is designated as a Performance Based Compensation Award, the Committee shall have no discretion to increase the amount of any Award to a Covered Employee, but may reduce the amount of or totally eliminate an Award to a Covered Employee if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate.

ARTICLE XII.

ADMINISTRATION

        12.1    Compensation Committee.    The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

        12.2    Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3, Section 162(m) or other applicable law (including stock exchange rules), are required to be determined in the sole discretion of the Committee.

        12.3    Compensation; Professional Assistance; Good Faith Actions.    Members of the Committee shall receive such compensation for their services as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

        13.1    Not Transferable.    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        During the lifetime of the Holder, only he may exercise an Option or other Award (or any portion thereof) granted to him/her under the Plan. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his/her personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

        13.2    Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 13.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

          (a)   The expiration of ten (10) years from the date the Plan is adopted by the Board; or

          (b)   The expiration of ten (10) years from the date the Plan is approved by the Company's stockholders under Section 13.4.

        13.3    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company, Change in Control and Other Corporate Events.

          (a)   Subject to Section 13.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the

  Administrator's opinion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

              (i)  the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

             (ii)  the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Restricted Stock Units, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

            (iii)  the grant or exercise price with respect to any Award.

          (b)   Subject to Sections 13.3(b)(vii) and 13.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 13.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

             (ii)  To provide that the Award cannot vest, be exercised or become payable after such event;

            (iii)  To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Articles V, VII, VIII or IX or (ii) the provisions of such Award;

            (iv)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

             (v)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

            (vi)  To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such

    Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event; and

           (vii)  None of the foregoing discretionary actions taken under this Section 13.3(b) shall be permitted with respect to Options granted under Section 4.5 to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 13.3(b)(iii) above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five (5) days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 5.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 13.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

          (c)   Subject to Section 13.3(d) and 13.8, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement, certificate or book entry account, as it may deem equitable and in the best interests of the Company.

          (d)   No adjustment or action described in this Section 13.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would result in the imposition on any Holder of a twenty percent (20%) tax pursuant to Section 409A(a)(1)(B) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

        13.4    Approval of Plan by Stockholders.    The Plan will be submitted for the approval of the Company's stockholders and shall be effective on the date of approval. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders; and provided further, that if such approval is not obtained, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

        13.5    Tax Withholding.    The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

        13.6    Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (a) a Separation From Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (b) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable) or the Holder incurs a Separation From Service for Cause.

        13.7    Limitations Applicable to Section 16 Persons and Performance-Based Compensation.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        13.8    Effect of Plan Upon Options and Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Independent Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights or Awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        13.9    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        13.10    Clawback.    In the event that:

          (a)   a mandatory restatement of the Company's financial results occurs and is released to the public at a time when the Company's securities are traded on any United States securities exchange (a "Restatement"), and

          (b)   the Restatement is attributable to misconduct or wrongdoing by a Holder, and

          (c)   such Holder has received payment or benefits under this Plan (whether cash or non-cash) within three (3) years preceding the date of the issuance and release of such Restatement, and

          (d)   the amount of such payment or benefits under this Plan has been calculated and awarded pursuant to a specific financial formula, and

          (e)   such payment or benefits would have been diminished based on the restated financial results had the financial formula pursuant to which the payment or benefits for which the Award has been calculated (the "Formula") been applied to the restated financial restates (the amount of such diminution, is the "Clawback Amount"), then, upon written demand from the Company setting forth the basis for such demand, the Holder shall remit to the Company the Clawback Amount less the amount of any taxes paid or payable by Holder in respect of such bonus or share grant. Provided, however, that if and to the extent that (i) the Restatement results in the Company increasing expenses or reducing income, revenues or another component of the Formula during the measurement period during which the applicable bonus or share grant was calculated, but also results in (ii) the Company increasing or shifting such income, revenues or expenses into a different fiscal period, such that the net effect of the Restatement is effectively neutral to the Company over the applicable time periods, then no Clawback Amount shall be due from the Holder.

        To the extent that, subsequent to the approval of the Plan by the Company's stockholders, any governmental or regulatory agency issues guidance or requirements that require amendment or modification of this provision to remain or become compliant with those provisions, the Committee, without additional stockholder approval, may so amend this provision.

        13.12    Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

        13.13    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

PROXY

LTC PROPERTIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS - JUNE 3, 2015

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of LTC Properties, Inc. dated April 24, 2015 and a related Proxy Statement furnished by the Board of Directors, and revoking all prior proxies, hereby appoints: Wendy L. Simpson and Pamela Shelley-Kessler, or either of them, each with the power of substitution, as proxies, and hereby authorizes each of them to represent and vote, as indicated on the reverse side, the shares the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, Two Dole Drive, Westlake Village, CA 91362, on Wednesday, June 3, 2015, or any adjournments or postponements thereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

LTC PROPERTIES, INC.

June 3, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/26002/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00000333330303031000 7	060315

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com.  Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

This proxy, when properly executed, will be voted as directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR

1. Election of Directors: Five directors will be elected to hold office until the 2015 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

	FOR	AGAINST	ABSTAIN
Boyd W. Hendrickson
James J. Pieczynski
Devra G. Shapiro
Wendy L. Simpson
Timothy J. Triche, M.D.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

	FOR	AGAINST	ABSTAIN
2. Approval of the Company’s 2015 Equity Participation Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3

	FOR	AGAINST	ABSTAIN
3. Ratification of independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4

	FOR	AGAINST	ABSTAIN
4. Advisory vote to approve named executive officer compensation.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

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